UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMERCE.COM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026 Proxy Statement

and Notice of Annual Meeting

Commerce’s 2026 Annual Meeting will be held at 8:00 a.m. Central Time on Thursday, May 14, 2026. This Annual Meeting of Shareholders will be held in virtual format only. You will not be able to attend the annual meeting in person.

Letter to
Stockholders

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of Commerce.com, Inc. on May 14, 2026, at 8:00 a.m. Central Time. The annual meeting will be a completely “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/CMRC2026 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the annual meeting, your vote is important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Sincerely yours,

TRAVIS HESS

Director and Chief Executive Officer

April 1, 2026

In accordance with rules and regulations adopted by the Securities and Exchange Commission, we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the Internet Availability Notice) has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the annual meeting. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by stockholders of record at www.virtualshareholdermeeting.com/CMRC2026 during the annual meeting.

By Order Of The Board Of Directors

Chuck Cassidy

Corporate Secretary

Notice of Annual
Meeting of Stockholders

Who Can Vote
Only owners of record of the Company’s issued and outstanding Series 1 Common Stock as of the close of business on March 19, 2026. Each share of Series 1 Common Stock is entitled to one vote.
Proposals
1	Election of two nominees named in the proxy statement to serve on the Board of Directors. The Board of Directors recommends a vote “FOR” each nominee.
2

Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2026. The Board of Directors recommends a vote “FOR.”

3	Advisory vote on the approval of the compensation of our named executive officers (say-on-pay vote). The Board of Directors recommends a vote “FOR.”

Date of Mailing
We intend to mail a Notice of Internet Availability of Proxy Materials on or about April 1, 2026.

How to Vote in Advance

Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the below instructions:

By Internet	By Mail
You can vote your shares online at www.proxyvote.com	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided

By Phone
You can vote your shares by calling 1-800-690-6903

Dated: May 14, 2026

Time: 8:00 a.m., Central Time

Location: Virtually at www.virtualshareholdermeeting.com/CMRC2026

Table of Contents

1	PROXY STATEMENT SUMMARY

5	PROPOSAL 1: ELECTION OF TWO DIRECTORS

14	CORPORATE GOVERNANCE

24	PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

26	AUDIT COMMITTEE REPORT

27	EXECUTIVE OFFICERS

28	PROPOSAL 3: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-PAY VOTE)

30	COMPENSATION DISCUSSION AND ANALYSIS

45	COMPENSATION COMMITTEE REPORT

46	EXECUTIVE COMPENSATION TABLES

48	NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

55	2025 DIRECTOR COMPENSATION

58	CEO PAY RATIO

59	PAY VERSUS PERFORMANCE

63	EQUITY COMPENSATION PLAN INFORMATION

65	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

67	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

68	STOCKHOLDER PROPOSALS

69	STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

70	OTHER MATTERS

71	AVAILABLE INFORMATION

72	APPENDIX A

COMMERCE.COM, INC.

11920 Alterra Parkway, D11 / Suite 100, 8th Floor
Austin, Texas 78758

Proxy Statement Summary

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Commerce.com, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about April 1, 2026. References in this Proxy Statement to “we,” “us,” “our,” or the “Company” refer to Commerce.com, Inc. and its consolidated subsidiaries, and references to the “Annual Meeting” are to the 2026 annual meeting of stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on December 31, 2025. This Proxy Statement covers our 2025 fiscal year, which was from January 1, 2025 through December 31, 2025, or fiscal 2025. Certain information contained in this Proxy Statement is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed by the Company with the U.S. Securities and Exchange Commission, or SEC, on March 2, 2026.

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Our Annual Meeting

Date and Time

May 14, 2026 at 8:00 a.m. CDT

Place

Virtually at
www.virtualshareholdermeeting.com/CMRC2026

Record Date

March 19, 2026

Who Can Vote

Only owners of record of the Company’s issued and outstanding Common Stock as of the close of business on March 19, 2026. Each share of Common Stock is entitled to one vote.

Number of Shares Outstanding as of Record Date

82,316,230 shares of Common Stock

At the Annual Meeting, the stockholders of the Company will be asked to vote on the three proposals below. Your vote is very important. Accordingly, whether or not you plan to attend the Annual Meeting, you should vote by using one of the methods described in these proxy materials. You may vote your shares at the Annual Meeting by voting via the Internet or by telephone as described in these proxy materials or by having your shares represented at the Annual Meeting by a valid proxy. If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee. A list of all stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices ten days prior to the Annual Meeting.

Proposals		Board Vote Recommendations	Page
1	Election of two directors.	FOR each director nominee	5
2	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2026.	FOR	24
3	Advisory vote to approve the compensation of our named executive officers (say-on-pay vote)	FOR	28

Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Board of Directors.

The expenses of preparing, assembling, printing and mailing the Internet Availability Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone, email or facsimile. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. The Company may retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such a firm could be up to $20,000, plus out-of-pocket expenses, all of which would be paid by the Company.

				Committee Membership
Name	Position	Age	Director Since	BOD	A	N&CG	C
Donald E. Clarke	Director	66	2016	•	•		•
Ellen F. Siminoff	Director	58	2020	•

BOD - Board of Directors A - Audit N&CG - Nominating and Corporate Governance C - Compensation

Quorum Requirements

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the shares of the Common Stock entitled to vote at the Annual Meeting must be present at the meeting or represented by proxy. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Required Vote

Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the two director nominees. Each share of our Common Stock outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For All,” “Withhold All,” or “For All Except,” with respect to the director nominees. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors. With respect to Proposals 2 and 3, approval of each proposal requires the affirmative vote of a majority in voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against each of Proposals 2 and 3.

For Proposal 3, the advisory vote to approve the compensation of our named executive officers (say-on-pay vote), because your vote is advisory, it will not be binding on the Company, our Board or our Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions to the extent appropriate.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by stock exchange rules and regulations. Proposal 2 regarding ratification of the appointment of our independent auditors is a routine matter. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of Common Stock on Proposal 2. Accordingly, we do not expect there to be any broker non-votes for Proposal 2. However, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage will not be permitted to vote your shares of Common Stock with respect to Proposal 1 or Proposal 3, unless you provide instructions as to how your shares should be voted. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Broker non-votes, if any, will have no effect on the outcome of either Proposal 1 or Proposal 3.

Additional Information Regarding the Internet Availability of Our Proxy Materials

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders an Internet Availability Notice regarding the Internet availability of the proxy materials for this year’s annual meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by going to www.proxyvote.com and following the instructions or calling 1-800-579-1639. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates or changes such election.

Please note that you cannot vote your shares by filling out and returning the Internet Availability Notice. The Internet Availability Notice does, however, include instructions on how to vote your shares.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 have each been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Internet Availability Notice or the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

Proposal 1:

Election of Two Directors

General

Our Seventh Amended and Restated Certificate of Incorporation (as amended, our “Certificate of Incorporation”) provides for a classified Board of Directors consisting of three classes of directors, with each class serving staggered three-year terms and a nearly equal number of board members in each class, as determined by our Board. As a result, a portion of our Board of Directors will be elected each year. Our Board of Directors has nominated Mr. Donald E. Clarke and Ms. Ellen F. Siminoff as Class III directors with a term that would expire at the 2029 annual meeting of stockholders. Ms. Sally Gilligan and Mr. Satish Malhotra have been designated Class II directors, and their term expires at the 2028 annual meeting of stockholders. Messrs. Travis Hess, Anil Kamath, and Jeff Richards have been designated Class I directors, and their term expires at the 2027 annual meeting of stockholders.

On the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors, our Board of Directors, including its independent directors, selected and approved Mr. Donald E. Clarke and Ms. Ellen F. Siminoff as nominees for election as Class III directors, the class being elected at the Annual Meeting, each to serve for a term of three years, expiring at the 2029 annual meeting of the stockholders or until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation or removal. We are not aware of any arrangements or understandings between the director nominees and any other person pursuant to which such persons were selected as a director nominee.

Mr. Donald E. Clarke and Ms. Ellen F. Siminoff currently serve as members of our Board of Directors and have agreed to serve if elected. In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees. The proxy cannot be voted for a greater number of persons than the number of nominees named.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the Class III director nominees, Mr. Donald E. Clarke and Ms. Ellen F. Siminoff. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of all the Class III director nominees.

Directors and Nominees

The following table and biographical information sets forth certain information about Mr. Donald E. Clarke and Ms. Ellen F. Siminoff as well as the continuing directors. Such information is current as of April 1, 2026. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that these directors should be nominated to serve on our Board of Directors in light of our business. There is no family relationship between any of our executive officers, directors, or director nominees.

Name	Age	Position	Director Since
Travis Hess	54	Director and Chief Executive Officer	2024
Donald E. Clarke	66	Director	2016
Sally Gilligan	53	Director	2022
Satish Malhotra	50	Director	2022
Jeff Richards	54	Director	2016
Anil Kamath	58	Director	2025
Ellen F. Siminoff	58	Director and Executive Chair of the Board	2020

Donald Clarke Director	Ellen Siminoff Director and Executive Chair of the Board	Travis Hess Director and Chief Executive Officer	Jeff Richards Director	Anil Kamath Director	Sally Gilligan Director	Satish Malhotra Director

Nominees for Election to the Board of Directors
(Class III Directors)

Class III Directors

Donald E. Clarke

Independent | Age: 66 | Director Since: 2016

Donald E. Clarke has been a member of our Board of Directors since December 2016. From January 2014 through December 2021, Mr. Clarke served as the Chief Financial Officer for Plex Systems, Inc., a cloud technology company, and also held the position of its interim Chief Executive Officer from October 2017 through November 2018. Previously, he served as the Chief Financial Officer for Eloqua, Inc. from March 2008 to March 2013. Prior to working at Eloqua, Mr. Clarke served as Chief Financial Officer for Cloakware, Inc. from August 2006 to February 2008 and for Visual Networks, Inc. from July 2004 to March 2006. Mr. Clarke has served as a member of the Board of Directors of Alarm.com Holdings, Inc. since May 2014 and Slice Solutions, Inc. since November 2023. He is a member of the American Institute of Certified Public Accountants and holds a B.S. in Accounting from Virginia Polytechnic Institute and State University. We believe Mr. Clarke is qualified to serve as a member of our Board of Directors because of his experience in operations, strategy, accounting, and financial management at both publicly and privately held companies.

Other Public Company Boards:

Alarm.com Holdings, Inc. (Since May 2014)

Commerce Committees:

Audit Committee (Chair)
Compensation Committee

Ellen F. Siminoff

Age: 58 | Director Since: 2020

Ellen F. Siminoff has been a member of our Board of Directors since February 2020 and became Executive Chair of the Board in October 2024. Ms. Siminoff joined the board of Take-Two Interactive, Inc., a leading game developer, in May 2022, following Take-Two’s combination with Zynga, where she served since June 2012. She also serves on the board of Follett Corporation, a partner of K-12 schools and districts, since August 2022, and Verifone, the pre-eminent global payments platform, since March 2021. Ms. Siminoff also serves on the Board of Overseers of the Hoover Institution at Stanford University, since September 2022. Ms. Siminoff’s previous board experience also includes Shmoop University, Inc., an educational publishing company, SolarWinds Inc., a provider of downloadable, enterprise-class network management software, Discovery Education, Inc., an educational curriculum provider, Mozilla Corporation, the makers of Firefox browsers, and the President’s Advisory Committee at Princeton University. She also served as a founding executive at Yahoo! from February 1996 to February 2002. Ms. Siminoff holds an A.B. degree in Economics from Princeton University and an M.B.A. from the Stanford Graduate School of Business. We believe Ms. Siminoff is qualified to serve as a member of our Board of Directors because of her experience as a long-tenured media and technology executive and board member.

Other Public Company Boards:

Take-Two Interactive Software, Inc. (since May 2022)

Zynga (June 2012 - May 2022)

Class I Directors

Travis Hess

Age: 54 | Director Since: 2024

Travis Hess has served as the Chief Executive Officer and a member of the Board of Directors of Commerce since October 2024. He joined the Company as President in May 2024 bringing extensive management and strategic planning experience from his decades-long career in the commerce industry. Prior to joining the Company, Mr. Hess has most recently worked at Accenture as a managing director leading their direct-to-consumer commerce offering and go-to-market strategy. He also managed Accenture’s Shopify partnership globally from August 2022 to May 2024. From January 2022 to August 2022, he served as Executive Vice President at The Stable, a leading omnichannel commerce agency that was acquired by Accenture. From May 2021 to December 2021, he served as Chief Executive Officer of BVA, a globally recognized DTC and Shopify agency which was acquired by The Stable in December 2021, and from August 2019 to April 2021, he served as Chief Commercial Officer of BVA. Prior to those roles, he held numerous senior leadership positions including Chief Revenue Officer and General Manager for LiveArea, a global commerce agency now part of Dentsu/Merkle, and at Amplifi Commerce. We believe Mr. Hess is qualified to serve as a member of our Board of Directors due to his extensive management and ecommerce experience and his perspective as our Chief Executive Officer.

Jeff Richards

Independent | Age: 54 | Director Since: 2016

Jeff Richards has been a member of our Board of Directors since May 2016. Mr. Richards has served as a managing partner at Notable Capital (fka GGV Capital), a California-based venture capital firm, since 2010, after joining the firm in 2008. Prior to joining GGV Capital, Mr. Richards founded two technology companies: R4 Global Solutions, Inc., which was acquired by Verisign, Inc. in 2005, and QuantumShift Communications, Inc. Mr. Richards served as Vice President of digital content services at Verisign, Inc. from May 2005 to May 2008. Previously, Mr. Richards was a management consultant with PricewaterhouseCoopers LLP from April 1995 to October 1997. He currently sits on the boards of directors of multiple private software and technology companies. Mr. Richards holds a B.A. in Government from Dartmouth College. We believe Mr. Richards is qualified to serve as a member of our Board of Directors due to his extensive experience with global technology companies.

Other Public Company Boards:

Giddy Inc. dba Boxed Wholesale (May 2016 - 2021)

Commerce Committees:

Nominating and Corporate Governance Committee (Chair)
Audit Committee

Anil Kamath

Independent | Age: 58 | Director Since: 2025

Anil Kamath has been a member of our Board of Directors since July 2025. Dr. Kamath has a proven track record of driving growth and stakeholder value. From 2012 to 2025, he was a Fellow and Vice President of Technology at Adobe, responsible for data science, machine learning, and artificial intelligence in the Adobe Experience Cloud. In 2002, he founded Efficient Frontier, a digital ad buying platform, where he served as Founding Chief Executive Officer until 2004, and then as Chief Technology Officer and board member until its acquisition by Adobe in 2012. He also founded eBoodle, an e-commerce company, in 1998, which was acquired by Shopzilla in 2000. Dr. Kamath received a BTech in Computer Science from the Indian Institute of Technology, Bombay in 1989, and a Ph.D. in Computer Science from Stanford University in 1995. We believe Dr. Kamath is qualified to serve as a member of our board of directors because of his business leadership skills, experience with data science, machine learning, and artificial intelligence, and knowledge of the technology industry.

Commerce Committees:

Nominating and Corporate Governance Committee

Compensation Committee

Class II Directors

Sally Gilligan

Independent | Age: 53 | Director Since: 2022

Sally Gilligan has been a member of our Board of Directors since July 2022. Ms. Gilligan has served as Chief Supply Chain and Chief Growth Transformation Officer for Gap Inc. since April 2021 and previously served in a variety of other roles for Gap Inc., including Chief Information Officer, Head of Strategy and SVP of Product Operations and Supply Chain Strategy, since joining the company in 2004. Prior to joining Gap Inc., Ms. Gilligan worked for over ten years in management consulting and financial services, including Boston Consulting Group and Andersen. Ms. Gilligan holds a B.S. in Business Administration from Georgetown University and an M.B.A from the University of Chicago. She served as Chair of the Gap Foundation from 2021 - 2025. We believe Ms. Gilligan is qualified to serve as a member of our Board of Directors due to her digital growth and transformation experience.

Commerce Committees:

Audit Committee
Nominating and Corporate Governance Committee

Satish Malhotra

Independent | Age: 50 | Director Since: 2022

Satish Malhotra has been a member of our Board of Directors since July 2022. Mr. Malhotra served as President and Chief Executive Officer of The Container Store Group, Inc. from February 2021 to March 2025. For the previous 21 years, Mr. Malhotra held various leadership roles at prestige beauty retailer Sephora Americas, most recently as chief retail officer and chief operating officer from 2019 until his departure. Prior to that role, Mr. Malhotra served as chief operating officer from 2016 to 2019 and was responsible for technology, supply chain, store development, legal, strategy and partnerships, including the Sephora inside JCPenney business. He also spent several years overseeing Sephora’s expansion into Canada and Latin America. Before joining Sephora, Mr. Malhotra was a transaction services senior associate at PricewaterhouseCoopers. Mr. Malhotra received his B.S. in Business Administration from the Haas School of Business at the University of California, Berkeley. Mr. Malhotra also holds an inactive Certified Public Accountant’s license from the State of California. We believe Mr. Malhotra is qualified to serve as a member of our Board of Directors due to his executive leadership, operations and consumer retail experience.

Other Public Company Boards:

The Container Store (February 2021 - March 2025)

Committees:

Compensation Committee (Chair)

Corporate Governance

We are committed to continually enhancing our strong corporate governance practices, which we believe helps us sustain our success and build long-term value for our stockholders. Our Board of Directors sets high standards for our employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board of Directors to serve as a prudent fiduciary for shareholders and to oversee the management of the Company’s business. Our governance structure enables independent, experienced and accomplished directors to provide advice, insight, guidance and oversight to advance the interests of the Company and our stockholders.

Affirmative Determinations Regarding Director and Nominee Independence

Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and Nominating and Corporate Governance Committee be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that each of Donald E. Clarke, Sally Gilligan, Satish Malhotra, Anil Kamath, and Jeff Richards, representing five of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” as that term is defined under the rules of Nasdaq. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our Common Stock by each non-employee director and the relationship of certain non-employee directors with certain of our significant stockholders.

Each member of our Board of Directors serving on our audit, compensation and Nominating and Corporate Governance Committees is “independent” within the meaning of the applicable rules of Nasdaq and, as applicable, the Exchange Act.

Background and Experience of Directors

Our Nominating and Corporate Governance Committee is responsible for reviewing with our Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•
personal and professional integrity;
•
ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
experience in the industries in which we compete;
•
experience as a board member or executive officer of another publicly held company;

•
background, expertise, and experience in substantive matters pertaining to our business relative to other board members;
•
conflicts of interest; and
•
practical and mature business judgment.

Role of the Board in Risk Oversight

Our Board of Directors has an active role, as a whole and also at the Committee level, in overseeing the management of our risks. Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, and operational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements as well as our policies, procedures and practices with respect to human capital management and talent development. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters, financial reporting, and privacy and cybersecurity. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors and potential conflicts of interest. Although each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks through discussions from Committee members. We believe that our Board’s leadership structure supports effective risk management because it allows independent directors at the board level and on our Committees to exercise oversight over management.

Our Board of Directors and Audit Committee jointly oversee our security organization, which is charged with assessing and taking steps to mitigate the data privacy and cybersecurity risks that we face as a software-as-a-service platform. Our management team, led by the Chief Information Security Officer and the General Counsel, is responsible for assessing and managing material risks from cybersecurity and privacy threats. The Board of Directors receives regular updates, not less than annually, from senior management and also receives periodic updates from the Company’s subject matter experts in these areas to assess these risks. The Company takes a risk-based approach to security, and we maintain a cybersecurity risk management program that is designed and assessed based on various standards, including our annual ISO 27001 Certification. This does not imply that we meet any particular technical standards, specifications, or requirements of any particular framework, only that we use these standards as a guide to help us identify, assess, and manage cybersecurity risks relevant to our business. Our security organization periodically evaluates our product offerings, agreements, policies, investments, training, and staffing levels to identify opportunities to enhance privacy compliance and cybersecurity and provides briefings to the Board of Directors and Audit Committee on these matters as deemed necessary.

Board Leadership Structure

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairperson of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors.

The Board extended the term of Ellen F. Siminoff as Executive Chair for an additional year beginning October 1, 2025. The Executive Chair will provide leadership and direction to the Board, and work with the Company’s Chief Executive Officer and other members of the Company’s executive team to provide, among other things, strategic expertise with respect to the Company’s strategy for future growth. This structure allows for a clear separation of duties, with the Executive Chair focusing on Board governance and long-term strategic vision, while the CEO leads day-to-day operations.

Lead Independent Director

As part of our continued efforts to ensure a strong, independent and active Board of Directors, we have designated a Lead Independent Director, who serves as the principal liaison between independent directors and the Chairperson and senior management, as well as the lead approver of all agendas, meetings and related information. We believe this role is integral to providing effective oversight of management and strong leadership of the independent directors. Mr. Richards currently serves as our Lead Independent Director.

Attendance at Meetings

During the year ended December 31, 2025, our Board of Directors met 10 times. Each member of the Board of Directors attended at least 75 percent of the meetings of our Board of Directors and the meetings of any of our Board Committees on which each member of the Board of Directors served that were held during the term of each such director. Our Board of Directors and each of the Board Committees also acted by way of various unanimous written consents during the year ended December 31, 2025. In addition, the Board of Directors and each Board Committee met, at times, without management present in executive session.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend. In 2025, all members of our Board of Directors serving at the time of our Annual Meeting of Stockholders attended the meeting.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each Committee are described below. Our Board of Directors may also establish from time to time any other Committees that it deems necessary or desirable. Members serve on these Committees until their resignation or until otherwise determined by our Board of Directors.

The current composition of each Board Committee is set forth below.

Director	Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
Travis Hess
Donald E. Clarke	✓	C
Sally Gilligan		✓	✓
Satish Malhotra	C
Jeff RichardsT		✓	C
Ellen F. Siminoff*
Anil Kamath	✓		✓

✓	Member
C	Chairperson
T	Lead Independent Director
*	Executive Chair of the Board

Audit Committee

Our Audit Committee consists of Donald E. Clarke, Sally Gilligan, and Jeff Richards, each of whom our Board of Directors has determined satisfies the independence requirements for Audit Committee members under the listing standards of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of our Audit Committee meets the financial literacy requirements under the rules and regulations of Nasdaq and the SEC. The chair of our Audit Committee is Mr. Clarke, who our Board of Directors has determined is an “Audit Committee financial expert” as defined by Item 407(d) of Regulation S-K. Our Audit Committee held 13 meetings in 2025.

Our Audit Committee is responsible for, among other things:

•
selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•
evaluating the qualifications, performance, and independence of our independent auditors;
•
overseeing the quality and integrity of our financial statements and our accounting and financial reporting;
•
monitoring our compliance with legal and regulatory requirements;
•
reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•
monitoring the performance of our internal audit function;
•
overseeing the management of risks relating to privacy and cybersecurity;
•
reviewing with management, together with the Board, and our independent auditors our annual and quarterly financial statements;
•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•
preparing the Audit Committee report that the rules and regulations of the SEC require to be included in our annual proxy statement.

Our Audit Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available on the investor relations section of our website at www.commerce.com.

Compensation Committee

Our Compensation Committee consists of Satish Malhotra, Donald E. Clarke, and Anil Kamath, with Mr. Malhotra serving as chair. Our Board of Directors has determined that each of the Compensation Committee members is a non-employee member of our Board of Directors as defined in Rule 16b-3 under the Exchange Act. The composition of our Compensation Committee meets the requirements for independence under the current listing standards of Nasdaq and current SEC rules and regulations. Decisions regarding the compensation of our executive officers have historically been made by the Compensation Committee. Our Compensation Committee held 4 meetings in 2025.

The Compensation Committee is responsible for, among other things:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board of Directors), determining and approving our Chief Executive Officer’s compensation level;
•
reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives, and other benefits;

•
reviewing and approving any employment, change in control, retention and severance agreements or arrangements of our executive officers;
•
reviewing and approving or recommending the compensation of our directors;
•
reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure when required by SEC rules;
•
preparing the Compensation Committee report required by the SEC to be included in our annual proxy statement;
•
reviewing and approving or making recommendations to the Board of Directors with respect to our incentive and equity compensation plans;
•
annually assessing our risk management; and
•
reviewing and overseeing compliance with our stock ownership guidelines and clawback policy.

Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available on the investor relations section of our website at www.commerce.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Sally Gilligan, Jeff Richards, and Anil Kamath with Mr. Richards serving as chair. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current listing standards of Nasdaq and current SEC rules and regulations. Our Nominating and Corporate Governance Committee held 4 meetings in 2025.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•
assisting our Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;
•
overseeing the annual self-evaluation of the Board of Directors and its Committees;
•
reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and
•
annually reviewing the Board of Directors leadership and Committee structure to assess whether it is appropriate given the specific characteristics and circumstances of the Company, and recommending members for each Committee of our Board of Directors.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of Nasdaq and is available on the investor relations section of our website at www.commerce.com.

Compensation Committee interlocks and insider participation

No member of our Compensation Committee is or has been a former or current executive officer or employee of the Company. During 2025, no member of our Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the Board of Directors or Compensation Committee (or other Committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

The Company’s Director Nomination Process

As indicated above, our Nominating and Corporate Governance Committee oversees the director nomination process. This Committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board of Directors are expected to possess. Under our Nominating and Corporate Governance Committee charter, these criteria include the following:

•
personal and professional integrity;
•
ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
experience in the industries in which we compete;
•
experience as a board member or executive officer of another publicly held company;
•
background, expertise, and experience in substantive matters pertaining to our business relative to other board members;
•
conflicts of interest; and
•
practical and mature business judgment.

Our Nominating and Corporate Governance Committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our Nominating and Corporate Governance Committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders.

We believe it is important to have an appropriate mix of experience for the optimal functionality of the Board of Directors. Our Nominating and Corporate Governance Committee charter requires that the Committee consider each candidate’s qualities and skills and our Nominating and Corporate Governance Committee considers each candidate’s background, ability, judgment, skills and experience in the context of the needs and current make-up of the Board of Directors when evaluating director nominees. The Board of Directors believes it is important for each member of the Board of Directors to possess skills and knowledge in the areas of leadership of large, complex organizations; finance; strategic planning; laws and regulations; government relations; and relevant industries, especially the ecommerce space. These considerations help ensure that the Board of Directors as a whole has the appropriate mix of characteristics, skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the Nominating and Corporate Governance Committee reviews and evaluates its performance, including overall composition of the Board of Directors and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board of Directors in its oversight of our Company. The Nominating and Corporate Governance Committee considers all of the criteria described above in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.

The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors who are recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the Company’s next proxy statement. If an eligible stockholder wishes to recommend a nominee, he or she should submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, c/o Secretary of the Company, Commerce.com, Inc., 11920 Alterra Parkway, D11 / Suite 100, 8th Floor Austin, Texas 78758, by the deadline for stockholder proposals set forth in the Company’s last proxy statement, specifying the information required by the Nominating and Corporate Governance Committee charter. Any recommendations should include whatever supporting material the stockholder considers appropriate in support of that recommendation and must include the information that would be required to be disclosed under the SEC’s rules in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director, if elected. All such recommendations will be brought to the attention of the Nominating and Corporate Governance Committee, and the Nominating and Corporate Governance Committee shall evaluate such director nominees in accordance with the same criteria applicable to the evaluation of all director nominees.

Director Compensation

The information contained in “2025 Director Compensation” is incorporated herein by reference.

Shareholder Engagement

Our Commitment to Shareholder Engagement

Shareholder feedback is important to our Board and management team. We engage with shareholders throughout the year, both proactively and in response to specific concerns on corporate governance, executive compensation, and our strategy and performance. We view engagement as an ongoing dialogue, and we use investor input as a key consideration for our Board and its Committees’ evaluation of program design, disclosure, and governance practices.

Our Approach

Management and, where appropriate, independent directors engage with shareholders through a range of forums, including one-on-one outreach, investor meetings, and other regular investor relations touchpoints. Our engagement discussions typically cover:

•
Executive compensation and pay-for-performance alignment
•
Board composition, refreshment and oversight
•
Shareholder rights and governance provisions
•
Business strategy, risk management and long-term priorities.

We provide summaries of investor feedback to the Board and relevant Committees to support their annual reviews and decision-making.

Responsiveness to Investors and Shareholders

Following our 2025 Annual Meeting, we conducted proactive outreach to our largest shareholders to solicit feedback on our say-on-pay and director election results and related governance and disclosure topics. Our shareholder engagement efforts included participation from the Compensation Committee Chair, Chief People Officer, Head of Investor Relations and members of our Legal team. In the past year, we sought feedback from shareholders representing approximately 52% of our outstanding common stock, and we engaged directly with shareholders representing approximately 30% of our outstanding common stock.

Our 2025 advisory say-on-pay proposal received support from 52.8% of the votes cast. Our Board and Compensation Committee actively engaged in shareholder outreach to better understand investor perspectives and concerns, and identify potential areas for enhancement. Feedback from these discussions informed the Board and Committees’ continuing evaluation of our executive compensation program and governance practices, as well as enhancements to the disclosure in this Proxy Statement.

Topic	What we heard	What we did
Pay-for-Performance	Investors asked for clearer linkage between performance results and incentive outcomes, including more transparency on performance ranges and actual payouts.

Our Compensation Committee is incorporating this feedback into its annual compensation program review, including evaluating additional ways to reinforce performance differentiation between target-setting, performance results, and payout outcomes.

STI vs. LTI metric overlap	Investors encouraged evaluating overlap between annual and long-term incentive programs and more clearly differentiating the time horizon and purpose of each program.

Our Compensation Committee refined the structure of the 2026 annual and long-term incentive programs to include more distinct objectives. The Compensation Committee will continue to evaluate plan design to maintain appropriate differentiation over time.

Long-term performance metrics (including total shareholder return (TSR))	Investors asked for more clarity around the design and rationale for long-term performance metrics, including how TSR and other metrics support strategy and shareholder returns.

We have provided enhanced disclosure to more clearly articulate linkage between plan design and shareholder returns. Additionally, our Compensation Committee is reviewing the current long-term performance metric framework, including how each performance metric supports sustained value creation, and will continue to evaluate potential refinements over time (including whether alternatives are appropriate as the Company evolves).

Feedback loop and responsiveness	Investors emphasized the importance of clear “you said / we did” responsiveness after low support outcomes.

Our Board and Committees reviewed themes from outreach as part of the annual compensation design review and governance review cycle. This Proxy Statement includes an expanded summary of engagement themes and the Company’s response to investor feedback.

Governance accountability mechanisms	Investors raised questions about the Company’s classified board structure, voting standards in director elections, and supermajority voting requirements.

Our Nominating and Corporate Governance Committee and Board of Directors have considered this feedback in their assessment of the Company’s governance practices. The Nominating and Corporate Governance Committee expects to continue evaluating these topics regularly and providing recommendations to our Board of Directors concerning these and other corporate governance matters.

Additionally, the Company acknowledges the importance of shareholder engagement, particularly in response to feedback on our executive compensation programs. We recognize that lower voting support levels for executive compensation matters can serve as an important signal from shareholders. As such, our outreach efforts reflect our commitment to good governance, transparency, and accountability in addressing shareholder concerns.

We encourage you to visit the Corporate Governance area of the “Investor Relations” section of our website (https://investors.commerce.com/corporate-governance/governance-overview) where you will find detailed information about our corporate governance practices and policies, including our Nominating and Corporate Governance Committee charter.

Communications with Directors

Stockholders who would like to send communications to our Board of Directors, any Board Committee or to any individual director may do so by submitting such communications to the Secretary of the Company, c/o Commerce.com, Inc., 11920 Alterra Parkway, D11 / Suite 100, 8th Floor, Austin, Texas 78758. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. The Secretary will then distribute such information to our Board of Directors for review. Communications received by the Company may be reviewed by the Secretary to ensure appropriate and careful review of the matter.

Code of Ethics and Conduct

We have adopted a code of ethics and conduct that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of ethics and conduct is available at our website at https://investors.commerce.com/corporate-governance/governance-overview.

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.

Proposal 2:

Ratification of Appointment
of Independent Registered
Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. Our Audit Committee has selected Ernst & Young LLP, or Ernst & Young, to serve as our independent registered public accounting firm to audit the consolidated financial statements of Commerce.com, Inc. for the fiscal year ending December 31, 2026. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026. The affirmative vote of a majority of the Common Stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of Ernst & Young LLP.

Stockholders are not required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Ernst & Young LLP has served as our auditor since 2012. A representative of Ernst & Young LLP is expected to be present virtually at the Annual Meeting to respond to appropriate questions and make a statement if he or she so desires.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2025 and December 31, 2024.

	2025	2024

Audit Fees(1)	$3,778,459	$4,321,900
Audit Related Fees	—	—
Tax Fees(2)	38,587	58,269
All Other Fees	—	—
Total	$3,817,046	$4,380,169

(1)
Audit Fees consisted of fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; review of comfort letters, consents, and assistance with and review of other documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).
(2)
Tax fees include fees for general tax advice and other general matters.

Pre-Approval Policies

Our Audit Committee pre-approved all audit, audit-related, tax and other fees for services performed by our independent registered public accounting firm during 2025. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Audit Pre-Approval Policy”). The Audit Pre-Approval Policy provides for general pre-approval for a specified range of fees for certain categories of routine services to be provided during a given calendar year. This general pre-approval is automatically renewed at the beginning of each calendar year, unless otherwise determined by the Audit Committee. If the cost of any proposed service exceeds the amount for which general pre-approval has been established, specific pre-approval by the Audit Committee is required. Specific pre-approval of services is considered at the regular meetings of the Audit Committee. The Audit Pre-Approval Policy also establishes a list of prohibited non-audit services. In making all of its pre-approval determinations, the Audit Committee considers, among other things, whether such services are consistent with the rules promulgated by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC regarding auditor independence, whether the independent auditor is best positioned to provide the most effective and efficient service, and whether the service might enhance the Company’s ability to manage and control risk or improve audit quality. These and other factors are considered as a whole and no one factor is necessarily determinative.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Audit Committee Report

Our Audit Committee currently consists of three directors. Messrs. Clarke and Richards and Ms. Gilligan are each, in the judgment of the Board of Directors, an independent director. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of the charter is available on the investor relations section of our website.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The Audit Committee’s specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements. The Audit Committee has also discussed with Ernst & Young LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee, including the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of our financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Audit Committee

Donald E. Clarke (Chair)
Sally Gilligan
Jeff Richards
Members of the Audit Committee

Executive Officers

Below is biographical information for each of our current executive officers as of April 1, 2026, other than Travis Hess (whose biographical information is shown under “Class I Directors” on page 9). Each executive officer serves at the discretion of the Board of Directors and the Chief Executive Officer.

Name	Age	Position
Travis Hess	54	Director and Chief Executive Officer
Daniel Lentz	48	Chief Financial Officer & Chief Operating Officer
Chuck Cassidy	38	General Counsel, Secretary
Hubert Ban	61	Chief Accounting Officer

Daniel Lentz has served as our Chief Financial Officer since July 2023 and was appointed the additional role of Chief Operating Officer as of January 1, 2026. Prior to serving as our Chief Financial Officer, Mr. Lentz served as our Senior Vice President of Investor Relations and Finance since March 2021, and as our Vice President of Investor Relations and Finance from November 2018 to March 2021. Mr. Lentz previously held financial and operational leadership positions at companies such as Dell, RetailMeNot and Procter & Gamble. Mr. Lentz received a B.B.A. in Finance from The University of Texas at Austin and an MBA in Accounting and Finance as well as a Master of Real Estate from Cornell University.

Chuck Cassidy has served as our General Counsel and Secretary since June 2023. Prior to serving as our General Counsel, Mr. Cassidy served as our Vice President and Associate General Counsel since March 2023, as our Associate General Counsel from September 2021 to March 2023, as our Assistant General Counsel from September 2019 through September 2021, and as our Senior Legal Counsel from November 2017 to September 2019. Mr. Cassidy previously was an associate at Vinson & Elkins from October 2013 to October 2017. Mr. Cassidy holds a Bachelor of Business Administration in Real Estate Finance from Southern Methodist University and a J.D. from the University of Texas School of Law.

Hubert Ban has served as our Chief Accounting Officer and Principal Accounting Officer since June 2023. Prior to joining Commerce, Mr. Ban worked in various capacities at Salesforce, Inc., from October 2008 to June 2023, where he most recently served as the Senior Vice President of SEC reporting and technical accounting. Prior to that, Mr. Ban held positions at Morgan Stanley and at Ernst & Young, LLP, from January 1998 to October 2006. Mr. Ban holds a B.S. in Accounting and Business from the University of Nebraska-Lincoln and is a Certified Public Accountant (inactive).

Proposal 3:

Non-Binding, Advisory Vote to Approve the Compensation of Our Named Executive Officers (Say-On-Pay Vote)

In accordance with the requirements of Section 14A of the Exchange Act, we are asking our stockholders to consider and vote upon the resolution below to approve, on a non-binding, advisory basis, the compensation of our named executive officers (also referred to as NEOs) as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement the key objectives of our executive compensation program are to attract, motivate, and reward leaders who have the skills and experience necessary to successfully execute our strategic plan to maximize stockholder value by aligning executive compensation with Company performance and stockholder value creation.

Our executive compensation program is designed to:

•
Attract and retain talented and experienced executives in a competitive and dynamic market;
•
Motivate our NEOs to help our Company achieve the best possible financial and operational results;
•
Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
•
Align the long-term interests of our NEOs with those of our stockholders.

Stockholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure contained in this Proxy Statement for a full description of our executive compensation programs.

This vote is advisory only and non-binding. However, the Board and the Compensation Committee will consider the outcome of this vote when making future executive compensation decisions to the extent appropriate. We currently ask our stockholders to approve, on a non-binding, advisory basis, the compensation of our NEOs on an annual basis, and we expect to hold the next such vote at our 2027 annual meeting of stockholders.

We believe that the Compensation Committee has developed a compensation program for our NEOs that motivates outstanding performance and rewards behavior that aligns management’s interest with those of stockholders. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the 2025 compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narrative discussion of this Proxy Statement.”

Compensation Discussion and Analysis

General

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified below (each, an “NEO”) during fiscal 2025, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2025, and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2025 are:

•
Travis Hess, Chief Executive Officer;
•
Daniel Lentz, Chief Financial Officer;(1)
•
Russell Klein, former Chief Commercial Officer;(2)
•
Brian Dhatt, former Chief Technology Officer;(3)
•
Chuck Cassidy, General Counsel;
•
Rob Walter, former Chief Revenue Officer;(4)
(1)
Mr. Lentz served as Chief Financial Officer during fiscal 2025. As of January 1, 2026, Mr. Lentz serves as the Company's Chief Financial Officer and Chief Operating Officer.
(2)
Mr. Klein ceased to serve as our Chief Commercial Officer and separated employment with the Company as of November 1, 2025.
(3)
Mr. Dhatt ceased to serve as our Chief Technology Officer and separated employment with the Company as of April 30, 2025.
(4)
Mr. Walter ceased to serve as our Chief Revenue Officer and separated employment with the Company as of March 2, 2026.

Executive Summary

2025 Performance Highlights and Pay for Performance.

Commerce is a performance-driven organization. Our executive compensation programs are designed to deliver pay in accordance with corporate and individual performance, reward superior performance and provide consequences for underperformance. We believe that the compensation of our NEOs for fiscal year 2025 was aligned with the Company’s performance during 2025. Highlights of that performance include:

•
Total revenue was $342.3 million, up 2.8% compared to fiscal year 2024.
•
Total annual revenue run-rate (“ARR”) as of December 31, 2025 was $359.1 million, up 2.7% compared to December 31, 2024.
•
Adjusted EBITDA was $31.7 million, compared to $23.5 million in fiscal year 2024 (see Appendix A for a reconciliation of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP).

In order to align pay with performance, a significant portion of our NEOs’ compensation is delivered in the form of equity awards and annual cash incentives, each of which depends on our actual performance.

For fiscal year 2025, approximately 68% of our NEOs’ total target compensation was in the form of stock options and restricted stock units (“RSUs”), which will vest based on continued service, and performance-based RSUs, which will vest based on achievement of Company adjusted EBITDA, revenue and total stockholder return (“TSR”) metrics.

1.
Elements of Compensation

The 2025 compensation program for NEOs consisted of base salary; a cash short term annual incentive award; and long-term equity incentive (“LTI”) awards, split between performance-based RSUs ("PSUs") and time-based RSUs and stock options.

		Pay Element	Key Features	Objective
Fixed	Cash	Base Salary	• Reviewed annually • Fixed pay based on each executive's role, skills, experience, performance, external market value, and internal equity	Base salary provides a fixed level of cash compensation that reflects each executive’s role, responsibilities, experience, and sustained individual performance.
Variable		Short-Term Annual Incentive Award

•  Cash award targeted at a percentage of base salary

•  Requires the achievement of business-related performance targets such as revenue and Adjusted EBITDA, as well as strategic objectives

•  Annual payouts range from 0% to 250% of the target, depending on performance against pre-established goals. (The program allows for a weighted max payout of 205% based on the results of the 3 performance targets)

Our annual incentive program is designed to reward achievement of key financial and operational objectives that support our annual operating plan and growth strategy
	Equity	Long-Term Incentive Award: Time-based RSUs (30%)	• Time-based awards vesting over a 4-year vesting period: 25% after year 1, then quarterly thereafter • Value tied directly to stock price • Service-based retention component	Promote retention and long-term stock ownership alignment
Long-Term Incentive Award: Stock Options (20%)

•  Exercise price equal to grant date market price of our common stock

•  Four-year vesting schedule: 25% after year 1, then 36 equal monthly installments thereafter

•  Value realized only if stock price appreciates

Incentivize sustained stock price growth and shareholder alignment
Long-Term Incentive Award: PSUs (50%)

•  Number of PSUs eligible to vest is based on metrics tied to sustained growth and value creation (e.g., revenue (45%), adjusted EBITDA (25%), and relative TSR (30%)

•  3-year total performance period (cumulative 3 year period for relative TSR and 3 consecutive 1-year periods for revenue and Adjusted EBITDA)

•  PSU payout range of 0-200% of the target award for relative TSR and revenue and 0-150% of the target award for Adjusted EBITDA

•  Vesting occurs upon performance certification

Promote long-term focus and alignment with long-term shareholder value creation and multi-year performance outcomes

Executive Compensation Objectives and Philosophy

The key objective in our executive compensation program is to attract, inspire, and reward leaders who demonstrate our values, foster a culture of performance excellence, and drive long-term success for the Company. Our executive compensation program is designed to:

•
Attract and retain talented and experienced executives in a competitive and dynamic market;
•
Motivate our NEOs to help our Company achieve the best possible financial and operational results;
•
Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
•
Align the long-term interests of our NEOs with those of our stockholders.

We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position, and the competitive demand for proven executive talent, as described further below under “—Determination of Executive Compensation."

Compensation Governance and Best Practices.

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

Determination of Executive Compensation

Role of Compensation Committee

The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines the compensation to be provided to our NEOs.

In setting executive compensation, the Compensation Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation), the Executive Chair of the Board of Directors, and our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer uses the benchmark peer data provided by the Compensation Committee’s compensation consultant to determine the size of equity-based awards, and adjusts each NEO’s equity grant value (other than his own) upwards or downwards from such peer data after considering the NEO’s role criticality and individual performance. Our Board makes decisions regarding our Chief Executive Officer’s compensation, following recommendation from the Compensation Committee.

Each year, the Compensation Committee reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of stockholder value and to determine whether any changes would be appropriate. The Compensation Committee obtains input from executive officers regarding our annual operating plan, expected financial results, and related risks. With this information as its foundation, the Compensation Committee establishes the performance-based metrics and targets for the short-term annual incentive awards and, using a multi-year projection, for the PSUs under the LTI program.

The Compensation Committee establishes the performance goals and the associated payout rates for various performance levels that it believes to be appropriate in order to motivate financial performance without incentivizing excessive risk-taking. Following completion of the performance year or period, the Compensation Committee evaluates achievement relative to the pre-established performance goals and determines and certifies corresponding payouts earned.

Role of the Independent Compensation Consultant

The Compensation Committee has retained Aon-Radford (“Aon”) as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives, design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, and provide guidance in administering our executive compensation program. While the Compensation Committee takes into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Compensation Committee makes its own independent decisions about compensation matters.

In addition, Aon’s affiliates (Aon plc and its related entities) performed insurance advisory and insurance brokerage services for us during 2025, for which we paid approximately $219,000. Insurance premiums and related fees were paid to Aon plc and passed through to third-party insurance companies not affiliated with Aon plc. Our Compensation Committee reviewed these services and fees and considered the independence of Aon in light of SEC rules regarding conflicts of interest involving compensation consultants and applicable Nasdaq listing standards regarding compensation consultant independence.

Based on its review, our Compensation Committee determined that Aon was independent, and that Aon's services did not raise any conflicts of interest.

Peer Groups

The Compensation Committee believes that obtaining relevant market data is an important component in making informed decisions regarding executive compensation. Such information provides helpful context and a meaningful reference point, even though differences and unique aspects of our business, strategy, growth profile, and talent needs may distinguish us from other companies.

In consultation with Aon, in August 2025, our Compensation Committee selected our peer group for 2025 compensation as follows, focusing primarily on domestic, publicly-traded SaaS and e-commerce companies with annual revenue between $175 million and $750 million and market capitalization between $100 million and $1.2 billion. As of August 2025, as compared to such peer groups, we were at the 57th percentile for revenue for the preceding 12 months, the 11th percentile for 30-day average market capitalization and the 60th percentile for EBITDA for the preceding 12 months.

The peer group selected for 2025 reflected the following changes from our 2024 peer group:

Commerce Peer Group Companies
2025 Peer Group	Amplitude	Olo
	Consensus Cloud Solutions	Kaltura
	CS Disco	OneSpan
	Domo	PagerDuty
	E2open Parent	PROS
	EverCommerce	Riskified
	Fastly	Sprout Social
	MeridianLink	Yext

Entities Added to Peer Group	Consensus Cloud Solutions	PROS
	MeridianLink	Riskified
	Kaltura	Yext
OneSpan

Entities Removed from Peer Group	Appian	Model N
	Blackline	nCinco
	Digital Turbine	Proeduca Altus
	Everbridge	Q2
	Intapp	SPS Commerce
	Jamf	Zuora
JFrog

In determining what changes to make to our peer group described above, the Compensation Committee removed the thirteen companies identified above because they were acquired or had market values that were outliers. The companies identified above that were added to our peer group were added to balance out those companies that were removed and met most or all of the selection criteria. Changes were made to the peer group selection criteria for range multiples for revenue and market capitalization ranges.

In August 2025, Aon provided an analysis of data derived from members of our peer group and the Radford Global Compensation Database survey, the constituent companies of which were not provided to the Compensation Committee. For 2025, the Compensation Committee used Aon’s analysis to help structure a competitive executive compensation program, position executive compensation by considering market data, and make individual compensation decisions based on comparable positions at companies with which we compete for talent. Although the Compensation Committee does not establish compensation levels solely based on a review of competitive data or benchmark to any particular level, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate, and retain qualified executive officers.

Our Compensation Committee and Chief Executive Officer, as applicable, used benchmark data as a foundational starting point to determine target compensation for each NEO, and then adjusted the targets based on the NEO’s role criticality and incumbent performance. The benchmark data utilized was from our approved peer group based on relevant sector, revenue, market capitalization, and location, and was ultimately approved by the Compensation Committee.

2025 Compensation Program

The following elements of target total direct compensation are set annually by the Compensation Committee for each NEO: base salary; annual cash incentive award; and LTI award, split between PSUs, time-based RSUs and stock options. Annual short-term incentive awards are at-risk and actual payment varies based on financial performance. The LTI awards are at-risk and PSUs are subject to vesting based on financial and stock price performance. The following graphic titled “Target Pay Mix” shows the allocation of target total direct compensation payable to our CEO and Average NEO.

CEO	Average NEO

86%
Variable
Pay at Risk
73%
LTI
14%
Bonus
14%
Base

71%
Variable Pay at Risk
53%
LTI
18%
Bonus
29%
Base

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2025 is described further below.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package and are intended to reflect their respective positions, duties, and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. With the goal of positioning base salaries at the median of market, our Compensation Committee, and with respect to our Chief Executive Officer, the Board, annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire. In February 2025, our Compensation Committee, and with respect to our Chief Executive Officer, the Board, reviewed the base salaries of our NEOs. In setting base salaries, the Compensation Committee considered each executive's scope of responsibilities, individual performance, experience, and competitive market data for similar positions. The Compensation Committee approved the following NEO base salary adjustments in 2025 to align with desired external and internal positioning, as shown below:

Name	2025 Base Salary	2024 Base Salary	Change from Fiscal 2024

Travis Hess	$499,560	$460,000	$39,560
Daniel Lentz	425,250	405,000	20,250
Russell Klein	431,600	415,000	16,600
Brian Dhatt	415,000	415,000	No change
Chuck Cassidy	338,000	325,000	13,000
Rob Walter	400,000	400,000	No change

2025 Short-Term Incentive Compensation

Annual cash short-term incentives are an important component of our total compensation program and provide cash incentives that we believe are necessary to retain executive officers. The cash short-term incentives reward NEOs for the achievement of key short-term financial and operational objectives that the Compensation Committee views as critical to the execution of our business strategy and ensures each executive officer is focused on strategic goals that we believe will ultimately drive long-term value for our stockholders. Short-term incentives are based entirely on achievement of Company performance metrics without division, geographic or individual components to ensure that our NEOs are all focused on achieving the same goals.

During 2025, each NEO was eligible to receive an annual performance-based cash incentive award based on a specified target amount, expressed as a percentage of the named NEO’s base salary. Among other factors, the target short-term incentive percentages are determined with reference to peer group companies and market surveys and the proportion of total direct compensation represented by the target short-term annual incentive award percentage. The Compensation Committee recommended that the target short-term incentive for Mr. Lentz be increased from 55% to 60%, to better align with market data and internal pay alignment. Accordingly, following our review of the target short-term incentive percentages for each of our NEOs in March 2025, we determined that, for fiscal year 2025, our NEOs’ target short-term incentive percentages would be adjusted as outlined below:

Named Executive Officer	2025 Target Percentage	Change from Fiscal 2024

Travis Hess	100%	No change
Daniel Lentz	60	5%
Russell Klein	60	No change
Brian Dhatt	50	No change
Chuck Cassidy	50	No change
Rob Walter	80	No change

At the beginning of 2025, the Board, considering the recommendations of the Compensation Committee and management, set the performance goals applicable to our NEO’s 2025 short-term incentive awards. For 2025, performance was measured across three components:

•
ARR Growth (55%)
•
Adjusted EBITDA (30%)
•
Strategic and Operational Initiatives (15%)

ARR growth and Adjusted EBITDA are financial components with a defined tranche-based payout structure designed to maintain risk and reward superior performance. Key features of these financial metrics include:

•
No payout below 50% attainment for each metric
•
Threshold performance (50%) earns 25% payout for each metric
•
Target performance (100%) earns 100% payout for each metric

The Strategic & Operational Objectives component complements the financial components by recognizing achievement of outcomes that support sustainable growth but may not be fully reflected in short-term financial metrics. The Compensation Committee believes this design reinforces performance discipline by requiring meaningful achievement before payouts are earned and by ensuring above-target payouts are supported by strong financial results. Incremental payout are considered once payout increase above target, but subjected to the following caps: 250% cap for ARR, 150% cap for Adjusted EBITDA, and 150% for Strategic and Operational component. This structure reflects our emphasis on driving durable revenue growth while maintaining operating discipline, complemented by strategic and customer-focused priorities that support long-term value creation. The Compensation Committee believes this structure also maintains significant at-risk compensation, incorporates meaningful downside risk, and appropriately balances growth, profitability, and strategic execution.

The performance goals established by the Board for our 2025 short-term incentive awards, and their respective weightings are provided in the table below, alongside the respective attainment and payout percentage. Based on the foregoing, the aggregate achievement of the performance goals was approximately 49% of target.

Performance Metrics	Weight	Threshold	Target	Maximum	Actual Attainment	Attainment Against Target Percentages	Weighted Payout Percentages

ARR Growth	55.0%	$20.1 million	$40.3 million	$60.4 million	$9.5 million	0.0%	0.0%
Adjusted EBITDA	30.0%	$15.4 million	$30.8 million	$35.8 million	$31.7 million	113.0%	34.0%
Strategic & Operational Initiatives	15.0%	0.0%	100.0%	150.0%		100.0%	15.0%

See Appendix A for a reconciliation of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP.

The amounts of such short-term incentive awards paid to our NEOs in respect of 2025 are set forth in the column titled “Non-Equity Incentive Plan Compensation” in the 2025 Summary Compensation Table below. Mr. Klein, Mr. Dhatt, and Mr. Walter did not receive a short-term incentive payment in respect of 2025, because each of their employment with us ended prior to the payment of our short-term incentives for that year.

Retention Bonus

In November 2024, the Compensation Committee approved payment of a cash retention bonus for Mr. Lentz in an amount equal to $50,000 (the “Cash Bonus”), which was paid as to 25% of the Cash Bonus on or as soon as practicable after each of December 31, 2024, and March 31, 2025, and as to the remaining 50% of the Cash Bonus on or as soon as practicable after September 30, 2025 in each case, subject to Mr. Lentz’s continued employment with the Company through each such date. The Cash Bonus was awarded to incentivize Mr. Lentz’s retention during a period of significant executive turnover and during the Company’s transformation efforts.

Sign-On Bonus

In connection with his commencement of employment with the Company, we paid Mr. Walter a one-time cash bonus in the amount of $50,000, subject to clawback in the event of his resignation or termination due to misconduct, negligence or conviction of an offense punishable by imprisonment within one year following the date on which his employment with us commenced.

Equity-Based Long-Term Incentive Awards

The largest component of our executive compensation program is equity-based LTI compensation. We view equity-based LTI compensation as a critical component of our balanced total compensation program. Equity-based LTI awards are designed to motivate and reward the achievement of multi-year strategic objectives, reinforce accountability for sustained performance, and align the interests of our executive officers with those of our stockholders. Because executives realize value from equity-based LTI awards only to the extent that stockholder value is created over time and equity-based LTI awards are subject to continued service through the applicable vesting date, equity-based LTI awards promote retention and foster a strong ownership culture.

The Compensation Committee generally grants annual equity-based LTI awards during the first quarter of each fiscal year as part of the annual compensation review cycle.

Annual equity-based LTI awards granted to our NEOs consist of a combination of stock options, time-vesting RSUs, and performance-based restricted stock units RSUs ( "PSUs"). The Compensation Committee believes this mix appropriately balances performance alignment, retention, and stockholder value creation. A significant portion of target equity-based LTI value is delivered in the form of PSUs to reinforce our commitment to pay-for-performance and long-term value creation. For 2025, annual equity awards granted to each NEO consisted of:

•
50% of target value in PSUs
•
20% of target value in stock options
•
30% of target value in time-based RSUs

The Compensation Committee believes this structure creates a strong linkage between executive compensation and sustained Company performance while promoting long-term alignment with stockholders.

2025 Equity-Based Long-Term Incentive Awards

In 2025, we awarded the following grants of stock options, time-based RSUs and PSUs to our NEOs:

Name	Number of Shares Underlying Stock Options	Time-based RSUs	Performance- based RSUs

Travis Hess	149,277	140,187	146,833
Daniel Lentz	74,638	70,093	85,059
Russell Klein (1)	30,850	28,972	39,512
Brian Dhatt (2)	27,865	26,168	14,816
Chuck Cassidy	28,363	26,636	28,175
Rob Walter (3)	40,000	27,000	35,733

(1)
All unvested stock options, RSUs, and PSUs granted to Mr. Klein in 2025 were forfeited upon his departure, effective November 1, 2025.
(2)
All unvested stock options, RSUs, and PSUs granted to Ms. Dhatt in 2025 were forfeited upon his departure, effective April 30, 2025.
(3)
All unvested stock options, RSUs, and PSUs granted to Mr. Walter in 2025 were forfeited upon his departure, effective March 2, 2026

Stock Options and Time-Based RSU Awards

The stock options granted to our NEOs during 2025 vest as to 25% of the underlying shares on the first anniversary of the applicable vesting start date and as to the balance of the underlying shares in 36 substantially equal monthly installments thereafter, subject to the applicable NEO’s continued service through the applicable vesting date.

The time-based RSU awards granted to our NEOs in 2025 vest 25% on the first anniversary of the applicable vesting commencement date, with the remaining 75% vesting in equal quarterly installments thereafter over the next three years, subject to continued service.

Certain of our NEOs’ stock options and time-based RSUs are subject to accelerated vesting in certain circumstances, as described below under “—Potential Payments Upon Termination or Change in Control” below.

Performance-based Restricted Stock Units Awards

The Compensation Committee has structured the Company’s long-term incentive program to ensure that a substantial majority of executive compensation is performance-based and directly aligned with stockholder interests. PSUs granted in 2025 are eligible to vest based on achievement of three complementary measures:

•
45% of the PSUs are eligible to vest based on Company revenue, which incentivizes sustained top-line growth (the "Revenue PSUs");
•
25% of the PSUs are eligible to vest based on the Company's adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), which reinforces operating discipline and profitability (the "Adjusted EBITDA PSUs"), and
•
30% of the PSUs are eligible to vest based on the Company's total stockholder return compared to the Russell 2000 Index, and are referred to as the "TSR PSUs".

The 2025 weighting represents a shift from 2024, when a greater portion of performance-based equity was tied to top-line growth. The Compensation Committee adjusted the mix to increase the weighting on revenue performance in light of the Company’s strategic priority to drive sustained top-line growth. The Compensation Committee believes this revised allocation appropriately aligns long-term incentives with the Company’s current business focus while maintaining balanced incentives for profitability and stockholder returns.

The Compensation Committee believes this structure ensures that a substantial majority of long-term compensation remains performance-based and aligned with sustained financial results and stockholder value creation.

Adjusted EBITDA PSUs

For 2025, pursuant to the Adjusted EBITDA PSU awards, each NEO is eligible to earn between 0% and 150% of the target number of PSUs based on the Company’s achievement of pre-established Adjusted EBITDA goals that are set at the beginning of the fiscal year on an annual basis over a three-year period.

The Compensation Committee will establish objective threshold, target, and maximum Adjusted EBITDA goals for each annual measurement period within the first 90 days of the applicable fiscal year. These goals are set based on the Company’s approved operating plan and are intended to require meaningful financial performance in order to achieve target payout levels.

The Adjusted EBITDA PSU award is structured with annual performance tranches. Subject to the NEO’s continued service through the applicable vesting date, for each year of the performance period, up to one-third of the Adjusted EBITDA PSU award is eligible to be earned based on achievement of Adjusted EBITDA goals for that year. For each annual tranche:

•
No Adjusted EBITDA PSUs are earned for performance at or below the established threshold level.
•
100% of the target number of Adjusted EBITDA PSUs subject to each tranche is earned upon achievement of target performance.
•
150% of the target number of Adjusted EBITDA PSUs subject to each tranche earned upon achievement of maximum performance.
•
If the Company’s Adjusted EBITDA performance is between levels, the number of Adjusted EBITDA PSUs that vest is determined using straight-line interpolation.

Following the completion of each year of the applicable performance period, the Compensation Committee certifies the level of Adjusted EBITDA achieved and determines the number of Adjusted EBITDA PSUs earned for that year. Any portion of the applicable tranche of Adjusted EBITDA PSUs not earned based on certified performance is forfeited and may not be earned in subsequent years.

Earned and vested Adjusted EBITDA PSUs are settled in shares of Company common stock within 30 days following certification.

The Compensation Committee believes this design ensures that a meaningful portion of long-term compensation remains at risk and directly tied to annual financial performance, while incorporating substantial downside risk and capped upside.

Revenue PSUs

For 2025, pursuant to the Revenue PSU awards, each NEO is eligible to earn between 0% and 200% of the target number of PSUs based on the Company’s achievement of pre-established annual revenue goals are set at the beginning of the fiscal year on an annual basis over a three-year period.

The Compensation Committee will establish objective threshold, target, and maximum revenue goals for each annual measurement period within the first 90 days of the applicable fiscal year. These goals are based on the Company’s approved operating plan and are intended to require strong top-line performance to achieve target payout levels.

The Revenue PSUs are structured with annual performance tranches. Subject to the NEO’s continued service through the applicable vesting date, for each year of the performance period, up to one-third of the total Revenue PSU award is eligible to be earned based on achievement of revenue goals for that year. For each annual tranche:

•
No Revenue PSUs are earned for performance at or below the established threshold level.
•
100% of the target number of Revenue PSUs subject to each tranche is earned upon achievement of target performance.
•
200% of the target number of Revenue PSUs subject to each tranche is earned for achievement of maximum performance.
•
If the Company’s revenue performance is between levels, the number of Revenue PSUs that vest is determined using straight-line interpolation.

Following completion of each year of the applicable performance period, the Compensation Committee certifies the level of revenue achieved and determines the number of Revenue PSUs earned for that year. Any portion of the applicable tranche of Revenue PSUs not earned based on certified performance is forfeited and may not be earned in subsequent years.

Earned and vested Revenue PSUs are settled in shares of Company common stock within 30 days following certification.

The Compensation Committee believes this structure reinforces a strong pay-for-performance orientation by tying a significant portion of long-term compensation directly to sustained revenue growth, while incorporating meaningful downside risk and capped upside.

TSR PSUs

For 2025, pursuant to the TSR PSU awards, each NEO is eligible to earn between 0% and 200% of the target number of PSUs based on the Company’s total stockholder return (“TSR”) over a three-year performance period beginning January 1, 2025 and ending December 31, 2027, relative to the TSR of the Russell 2000 Index (the “Relative TSR Performance”).

Relative TSR Performance is measured over the full three-year performance period, and payout is determined based on the Company’s percentile ranking relative to the Russell 2000 Index. Subject to the NEO’s continued service through the applicable vesting date, up to 200% of the target number of TSR PSUs granted to the NEO will be eligible to vest, with the actual number of TSR PSUs that will vest being determined by multiplying (i) the target number of TSR PSUs, by (ii) the applicable “vesting percentage,” as set forth below:, as follows:

	TSR Performance Relative to Russell 2000 Index	Vesting Percentage

Stretch	≥ 90th percentile	200%
Maximum	75th percentile	150%
Target	50th percentile	100%
Threshold	25th percentile	50%
Below Threshold	<25th percentile	0%

The applicable vesting percentage between percentile levels is determined using straight-line interpolation.

Notwithstanding the foregoing, if the Company’s absolute TSR over the three-year performance period is negative, the number of TSR PSUs that vest will not exceed 100% of target (the “Absolute TSR Cap”). The Compensation Committee believes this Absolute TSR Cap reinforces alignment with stockholders by limiting above-target payouts in periods of negative absolute TSR returns.

Following completion of the performance period, the Compensation Committee certifies the Company’s relative TSR percentile ranking, absolute TSR performance, and the number of TSR PSUs earned. Any portion of the TSR PSU award not earned based on certified performance is forfeited. Earned and vested TSR PSUs are settled in shares of Company common stock within 30 days following certification.

The Compensation Committee believes this design directly aligns a meaningful portion of long-term compensation with stockholder returns relative to a broad market index, incorporates substantial downside risk, and caps upside payouts in periods of negative absolute performance.

Certain PSUs may be subject to accelerated vesting in limited circumstances, as described below under “Potential Payments Upon Termination or Change in Control.”

Fiscal 2025 Performance and Payout of PSUs

Following completion of the 2025 performance period, the Compensation Committee reviewed and certified the Company’s performance results relative to the pre-established goals with respect to the tranches of Adjusted EBITDA PSUs and Revenue PSUs, in each case, granted to our NEOs in 2024 and 2025 that were eligible to vest based on performance in 2025. Payouts were determined in accordance with the formulaic terms of the program, with no adjustments to the calculated results. Based on certified results, the applicable performance metrics were achieved:

	Type	Weight	Performance Period	2025 Target (in thousands)	2025 Results (in thousands)	Payout %
2025 Awards (Year 1 of 3)	Revenue	45%	Tranche 1 - 2025	$354,655	$342,349	28%
	Adj. EBITDA	25%	Tranche 1 - 2025	$30,821	$31,714	103%
2024 Awards (Year 2 of 3)	Revenue	33.3%	Tranche 2 - 2025	$354,655	$342,349	28%
	Adj. EBITDA	33.3%	Tranche 2 - 2025	$30,821	$31,714	106%

The Compensation Committee believes that the resulting payouts appropriately reflect Company performance during the applicable performance period and are aligned with shareholder outcomes. In 2025, the majority of long-term compensation remained at risk, and payout levels for long-term equity awards were determined in accordance with the pre-established performance framework.

Retirement Savings, Health and Welfare Benefits

We maintain a tax-qualified retirement plan intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code that provides eligible employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their own contributions are 100% vested when contributed. Effective January 1, 2025, we implemented an employer matching contribution for all participants in the 401(k) Plan. Under the Plan, the Company matches 50% of the first 6% of eligible compensation contributed by a participating U.S. employee. Employer contributions are made in accordance with the Plan and are subject to any eligibility and vesting provisions set forth in the Plan. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code.

Employee Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and life insurance. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

We do not currently provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

We do not provide any tax “gross ups” to our NEOs.

Severance and Change in Control Arrangements

We provide for severance benefits and payments to each of our NEOs upon certain terminations without cause or resignations for good reason. Our Compensation Committee believes that these types of benefits are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such benefits can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. Our severance and change in control payments and benefits are designed to be competitive with market practices. A description of these potential benefits, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive if a qualifying termination of employment or change in control had occurred on December 31, 2025, are set forth in “—Potential Payments Upon Termination or Change in Control” below.

On November 1, 2025 and April 30, 2025, respectively, we entered into separation and general releases (each a “separation agreement”) with Mr. Klein and Mr. Dhatt, in connection with their respective terminations of employment with us. Under the separation agreements, Mr. Klein and Mr. Dhatt became entitled to certain severance payments and benefits, subject to the applicable NEO's execution and non-revocation of the separation agreement, including the general release contained therein, and compliance with the terms thereof. A description of these severance payments and benefits are set forth in “—Potential Payments Upon Termination or Change in Control” below.

Stock Ownership Guidelines. We believe that stock ownership aligns the interests of our executive officers with our stockholders and encourages long-term management of the Company for the benefit of its stockholders. We maintain stock ownership guidelines which apply to our senior leadership team. Under these guidelines, our senior leaders are required to acquire and maintain shares of our Common Stock having a value equal to the following multiples of their annual base salaries following the completion of a five-year phase-in period:

Position	Required Stock Ownership
Chief Executive Officer	3x annual base salary
All Other Senior Officers	1x annual base salary

Derivatives Trading, Hedging, and Pledging Policies. We have adopted an Insider Trading Compliance Policy that governs the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Our Insider Trading Compliance Policy provides that no employee, officer, or director may engage in any activity of the type that is designed to profit from or hedge against decreases in the value of the Company’s securities, such as short sales, trading activity designed to profit from fluctuations in the price of the Company’s securities (such as day trading and arbitrage trading), hedging transactions, and trading in puts, calls or other derivative securities. In addition, our Insider Trading Compliance Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Equity Award Timing Policies and Practices. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the Compensation Committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.

Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule.

During fiscal year 2025, we did not grant stock options or other equity awards to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Clawback Policy. We maintain a mandatory clawback policy in compliance with SEC rules and Nasdaq listing standards (the “Clawback Policy”). Our Clawback Policy provides that the Company shall recover from current or former executive officers excess incentive-based compensation (i.e., incentive compensation that is granted, earned or vested based in whole or in part on the attainment of one or more financial reporting measures) in the event the Company is required to prepare an accounting restatement, unless the Compensation Committee determines that recovery would be impracticable.

Section 409A. The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Section 162(m). Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

“Golden Parachute” Payments. Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.

Accounting for Share-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

Compensation Committee Report

The Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed by us with the SEC.

This report of the Compensation Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Compensation Committee.

Respectfully submitted,
Compensation Committee Satish Malhotra (Chair) Anil Kamath Donald E. Clarke Members of the Compensation Committee

Executive Compensation Tables

2025 Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
Travis Hess	2025	490,431	—	1,990,278	691,995	241,226	12,015	3,425,945
Chief Executive Officer	2024	254,769	—	3,236,124	423,147	222,932	30,382	4,167,354

Daniel Lentz	2025	420,577	—	1,088,992	345,995	123,931	12,229	1,991,724
Chief Financial Officer	2024	398,077	50,000	575,802	484,290	202,068	473	1,710,710
	2023	355,865	—	1,000,791	409,911	143,678	—	1,910,245

Russell Klein	2025	377,969	—	481,685	143,010	—	242,914	1,245,578
Former Chief Commercial Officer	2024	411,539	—	348,183	253,104	227,519	2,501	1,242,846
	2023	394,231	—	1,326,185	545,647	208,668	—	2,474,731

Brian Dhatt	2025	156,423	—	292,947	129,172	—	222,627	801,169
Former Chief Technology Officer	2024	411,539	—	374,921	272,546	189,599	1,833	1,250,438
	2023	394,231	—	707,299	291,013	173,890	—	1,566,433

Chuck Cassidy	2025	335,000	—	383,752	131,481	82,225	9,560	942,018
General Counsel	2024	319,231	—	113,845	82,763	147,332	260	663,431

Rob Walter	2025	360,000	50,000	436,358	185,426	—	6,798	1,038,582
Chief Revenue Officer

(1)
Amounts represent (i) the portion of the Cash Bonus payable to Mr. Lentz based on his continued employment through December 31, 2024, a portion of which was paid in 2025 and (ii) the one-time cash sign-on bonus paid to Mr. Walter. For more information, please see “Cash Incentive Compensation” above.
(2)
Amounts reflect the full grant-date fair value of RSU and PSU awards and stock options granted during fiscal year 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. With respect to performance-vesting RSUs, amounts reflect the value at the grant date based upon the probable outcome of applicable performance metrics under ASC Topic 718 (which was target performance). The value of the PSUs granted to each of our NEOs assuming maximum achievement is as follows: for Mr. Hess $1,434,055, for Mr. Lentz $904,733, for Mr. Klein $437,087, for Mr. Dhatt $214,832, for Mr. Cassidy $283,654, and for Mr. Walter $329,659. We provide information regarding the assumptions used to calculate the value of all RSU awards and stock option awards made to our NEOs in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)
Amounts for fiscal year 2025 represent amounts earned by our NEOs based upon the achievement of certain Company performance goals applicable to the short-term cash incentive awards for fiscal year 2025. For more information, please see “—Cash Incentive Compensation” above. Mr. Klein and Mr. Dhatt~~,~~ were not eligible to receive short-term cash incentive awards for 2025 because they departed during 2025 and Mr. Walter was not eligible to receive a short-term cash incentive award for 2025 because he departed in 2026 prior to the date on which the short-term cash incentive awards were paid.
(4)
Details of the amounts reported in the 'All Other Compensation' column for fiscal year 2025 are presented in the table below:

Name	401(k) Contribution (a)	Cash Severance (b)	COBRA Gross-Ups (c)	Other (d)	Total
Travis Hess	11,485	—	—	530	12,015
Daniel Lentz	11,750	—	—	479	12,229
Russell Klein	9,227	215,800	15,630	2,257	242,914
Brian Dhatt	8,893	212,900	—	834	222,627
Chuck Cassidy	9,290	—	—	270	9,560
Rob Walter	6,000	—	—	798	6,798
(a)
Includes Company matching and employer contributions under the Company 401(K) plan, which are made on the same basis as for other employees in the 401(k) plan.
(b)
Amounts represent cash severance payments with respect to Mr. Dhatt and Mr. Klein. Mr. Klein received a total severance of $215,800 of which was paid through 3 separate payments. The first payment of $71,933 was paid in December 2025 and the remaining 2 payments were made in fiscal year 2026.
(c)
For Mr. Klein, amount represents a tax gross-up associated with COBRA premiums paid by the Company pursuant to the terms of the severance agreement.
(d)
Other costs consist of certain allowances and imputed income from basic life insurance.

Grants of Plan-Based Awards in Fiscal 2025

The following table provides information regarding all grants of plan-based awards occurring during fiscal 2025. All stock options, RSUs, and PSUs were awarded under the Commerce.com, Inc. 2020 Equity Incentive Plan (the “2020 Plan”).

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Minimum (#)	Threshold (#)	Target (#)	Maximum (#)(6)	Stock or Units (#)(3)	Options (#)(4)	Awards ($/Sh)	Awards ($)(5)

Travis Hess		178,458	492,298	1,009,212
	2/27/2025									149,277	$7.09	$691,995
	2/27/2025								140,187			993,926
	4/6/2025				—	35,047	146,833	293,666				996,352
Daniel Lentz		91,683	252,920	518,485
	2/27/2025									74,638	$7.09	$345,995
	2/27/2025								70,093			496,959
	4/6/2025				—	17,524	85,059	170,119				592,033
Russell Klein		—	—	—
	2/27/2025									30,850	$7.09	$143,010
	2/27/2025								28,972			205,411
	4/6/2025				—	7,244	39,512	79,024				276,274
Brian Dhatt		—	—	—
	2/27/2025									27,865	$7.09	$129,172
	2/27/2025								26,168			185,531
	4/6/2025				—	—	14,816	29,632				107,416
Chuck Cassidy		60,830	167,807	344,004
	2/27/2025									28,363	$7.09	$131,481
	2/27/2025								26,636			188,849
	4/6/2025				—	6,660	28,175	56,350				194,903
Rob Walter		—	—	—
	2/27/2025									40,000	$7.09	$185,426
	2/27/2025								27,000			191,430
	4/6/2025				—	10,050	35,733	71,466				244,928

(1)
Amounts reflect potential payouts under our 2025 annual bonus program. Please see the description of the annual bonus program under “—Cash Incentive Compensation” above.
(2)
For each NEO, the actual number of performance-based RSUs that vest will depend on achievement of specified performance objectives, subject to the applicable NEO’s continued employment through the applicable vesting date. See “—2025 Performance-Based Equity-Based Long Term Incentive Awards” above.
(3)
Represents RSUs which vest as to 25% of the underlying shares on the first year anniversary of the applicable vesting start date, with the remaining 75% vesting in equal quarterly installments thereafter, of the applicable vesting start date, subject to the applicable NEOs continued service with the Company through the applicable vesting date.
(4)
Represents stock options which vest over four years, with 25% of the shares vesting on the one-year anniversary of the applicable vesting start date, and as to the balance of the underlying shares, in 36 substantially equal monthly installments thereafter, subject to the applicable NEOs continued service with the Company through the applicable vesting date.
(5)
Amounts reflect the grant-date fair value of the applicable award computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate these values in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(6)
Adjusted EBITDA PSUs and revenue PSUs contain attainment levels of minimum, threshold, target, and maximum, while TSR PSUs also include an additional “stretch” attainment level, which is reflected in the “Maximum” column. See “—2025 Performance-Based Equity-Based Long Term Incentive Awards” above for vesting percentages and attainment levels of all award types.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Summary of Executive Compensation Arrangements

Each of our NEOs is party to an employment offer letter with us, as more fully described below, including with respect to amendments thereto. For information regarding the severance payments and benefits that our NEOs are eligible to receive pursuant to arrangements with us, please see “—Potential Payments Upon Termination or Change in Control” below.

Amended and Restated Employment Offer Letter with Mr. Hess

On October 1, 2024, we entered into an amended and restated employment offer letter with Travis Hess, who currently serves as our Chief Executive Officer, which amended and restated in its entirety the employment offer letter we entered into with Mr. Hess effective May 2, 2024 (the “prior offer letter”). Mr. Hess’ amended and restated employment offer letter provides for at-will employment and sets forth his annual base salary (which, during 2025, was $499,560), target bonus and grant of PSUs, as well as his eligibility to participate in our benefit plans generally. The prior offer letter set forth Mr. Hess’ initial time-vesting RSUs. In connection with Mr. Hess’ entrance into the prior offer letter, he also entered into our standard Proprietary Information and Inventions Agreement, which contains confidentiality and non-disclosure restrictions, non-competition and non-solicitation restrictions, and covenants regarding ownership of intellectual property.

Amended and Restated Employment Offer Letter with Mr. Lentz

On October 25, 2018, we entered into an employment offer letter with Daniel Lentz, which we amended and restated in June 2023 in connection with the commencement of his service as our Chief Financial Officer on June 30, 2023; he currently serves as our Chief Financial Officer and Chief Operating Officer. Mr. Lentz’s employment offer letter provides for at-will employment and sets forth his annual base salary (which, during 2025 was $425,250), target bonus and initial stock option grants, as well as his eligibility to participate in our benefit plans generally. In connection with Mr. Lentz’s entrance into his employment offer letter, he also entered into our standard Proprietary Information and Inventions Agreement, which contains confidentiality and non-disclosure restrictions, non-competition and non-solicitation restrictions, and covenants regarding ownership of intellectual property.

Employment Offer Letter with Mr. Klein

On December 26, 2017, we entered into an employment offer letter with Russell Klein, who served as our Chief Commercial Officer until November 1, 2025. Mr. Klein’s employment offer letter, which terminated upon his termination of employment with us, provided for at-will employment and set forth his annual base salary (which, during 2025 was $431,600), target bonus and initial stock option grants, as well as his eligibility to participate in our benefit plans generally. In connection with Mr. Klein’s entrance into his employment offer letter, he also entered into our standard Proprietary Information and Inventions Agreement which contains confidentiality and non-disclosure restrictions, and covenants regarding ownership of intellectual property.

Employment Offer Letter with Mr. Dhatt

On September 9, 2016, we entered into an employment offer letter with Brian Dhatt, who served as our Chief Technology Officer until April 30, 2025. Mr. Dhatt’s employment offer letter, which terminated upon his termination of employment with us, provided for at-will employment and set forth his annual base salary (which, during 2025 was $415,000), target bonus and initial stock option grants, as well as his eligibility to participate in our benefit plans generally. In connection with Mr. Dhatt’s entrance into his employment offer letter, he also entered into our standard Proprietary Information and Inventions Agreement which contains confidentiality and non-disclosure restrictions, non-competition and non-solicitation restrictions, and covenants regarding ownership of intellectual property.

Employment Offer Letter with Mr. Cassidy

On June 10, 2023, we entered into an employment offer letter with Chuck Cassidy, who currently serves as our General Counsel. Mr. Cassidy’s employment offer letter provides for at-will employment and sets forth his annual base salary (which, during 2025 was $338,000), target bonus and initial stock option grants, as well as his eligibility to participate in our benefit plans generally. In connection with Mr. Cassidy’s entrance into his employment offer letter, he also entered into our standard Proprietary Information and Inventions Agreement which contains confidentiality and non-disclosure restrictions, non-competition and non-solicitation restrictions, and covenants regarding ownership of intellectual property.

Employment Offer Letter with Mr. Walter

On December 26, 2024, we entered into an employment offer letter with Robert Walter, who served as our Chief Revenue Officer until March 2, 2026. Mr. Walter’s employment offer letter, which terminated upon his termination of employment with us, provided for at-will employment and set forth his annual base salary (which, during 2025 was $400,000), target bonus and initial stock option grants, a one-time signing bonus in the amount of $50,000, subject to clawback in the event of Mr. Walter’s resignation or termination due to serious misconduct, negligence or conviction of an offense punishable by imprisonment, in each case, within one year following the date on which is employment with us commenced, as well as his eligibility to participate in our benefit plans generally. In connection with Mr. Walter’s entrance into his employment offer letter, he also entered into our standard Proprietary Information and Inventions Agreement which contains confidentiality and non-disclosure restrictions, and covenants regarding ownership of intellectual property.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each NEO other than Mr. Dhatt as of December 31, 2025. Mr. Dhatt did not hold any outstanding equity awards as of December 31, 2025 due to his departure during 2025.

		Option Awards				Stock Awards
Name (9)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)(4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(3)
Travis Hess	11/13/2024	29,167	70,833	$6.40	11/13/2034
	2/27/2025		149,277	$7.09	2/27/2035
	6/3/2024					270,198	$1,113,216
	2/27/2025					140,187	$577,570
	11/13/2024							22,222	(6)	$91,555
	11/13/2024							22,222	(7)	$91,555
	11/13/2024							33,334	(8)	$137,336
	4/6/2025							58,411	(6)	$240,653
	4/6/2025							105,140	(7)	$433,177
	4/6/2025							70,094	(8)	$288,787

Daniel Lentz	2/27/2019	31,184		3.18	2/27/2029
	3/13/2021	5,082		59.56	3/13/2031
	3/8/2022	22,729	1,515	20.25	3/8/2032
	3/3/2023	28,126	12,784	10.42	3/3/2033
	6/30/2023	13,636	8,182	9.95	6/30/2033
	3/5/2024	40,316	51,834	7.25	3/5/2034
	11/11/2024	16,160		6.48	11/11/2034
	2/27/2025		74,638	7.09	2/27/2035
	2/27/2025					70,093	288,783
	3/3/2023					31,818	131,090
	3/5/2024					30,720	126,566
	3/8/2022					7,071	29,133
	6/30/2023					16,969	69,912
	3/5/2024							22,754	(6)	93,746
	3/5/2024							22,754	(7)	93,746
	3/5/2024							34,130	(8)	140,616
	4/6/2025							29,205	(6)	120,325
	4/6/2025							52,569	(7)	216,584
	4/6/2025							35,048	(8)	144,398

Russell Klein	11/7/2016	115,901		0.39	2/1/2026
	12/31/2017	42,693		1.86	2/1/2026
	11/30/2018	130,000		3.03	2/1/2026
	3/13/2021	25,416		59.56	2/1/2026
	3/8/2022	57,281	6,661	20.25	2/1/2026
	3/3/2023	52,841	28,978	10.42	2/1/2026
	3/5/2024	22,056	33,664	7.25	2/1/2026
	2/27/2025		30,850	7.09	2/1/2026
	2/27/2025					28,972	119,365
	3/3/2023					63,636	262,180
	3/5/2024					18,577	76,537
	3/8/2022					18,650	76,838
	3/5/2024							13,758	(6)	56,683
	3/5/2024							13,758	(7)	56,683
	3/5/2024							20,636	(8)	85,020
	4/6/2025							12,071	(6)	49,733
	4/6/2025							21,729	(7)	89,523
	4/6/2025							14,487	(8)	59,686

		Option Awards				Stock Awards
Name (9)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)(4)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(3)

Chuck Cassidy	9/20/2018	3,500		2.70	9/20/2028
	11/14/2019	4,680		3.87	11/14/2029
	6/2/2023	9,653	5,792	9.33	6/2/2033
	3/5/2024	7,971	10,249	7.25	3/5/2034
	2/27/2025		28,363	7.09	2/27/2035
	9/21/2022					1,152	4,746
	4/14/2023					6,363	26,216
	6/2/2023					12,012	49,489
	3/5/2024					6,075	25,029
	2/27/2025					26,636	109,740
	3/5/2024							4,498	(6)	18,532
	3/5/2024							4,498	(7)	18,532
	3/5/2024							6,746	(8)	27,794
	4/6/2025							11,098	(6)	45,724
	4/6/2025							19,976	(7)	82,301
	4/6/2025							13,319	(8)	54,874

Rob Walter	2/27/2025	40,000		7.09	2/27/2035
	2/27/2025					27,000	111,240
	4/6/2025							16,750	(6)	69,010
	4/6/2025							30,150	(7)	124,218
	4/6/2025							20,100	(8)	82,812

(1)
Under the terms of the Commerce.com, Inc. 2013 Equity Incentive Plan , the option exercise price shall not be less than the fair market value of a share of our Common Stock on the effective date of grant of the option.

Except with respect to the option awards granted on March 13, 2021 and March 8, 2022, the NEOs’ options set forth in the table above are immediately exercisable upon grant as to the underlying shares of Common Stock and, to the extent such shares are exercised and unvested as of the NEO’s termination of service, such exercised and unvested shares are subject to a right of repurchase by us upon the NEO’s termination of service. With respect to such options, this column reflects the number of shares subject to options that were exercisable and vested as of December 31, 2025.

(2)
Under the terms of the 2020 Plan, the option exercise price must be greater than or equal to 100% of the closing price of a share of our Common Stock on the date of grant.

Except with respect to the option awards granted on March 13, 2021 and March 8, 2022, the NEOs’ options set forth in the table above are immediately exercisable upon grant as to the underlying shares of Common Stock and, to the extent such shares are exercised and unvested as of the NEO’s termination of service, such exercised and unvested shares are subject to a right of repurchase by us upon the NEO’s termination of service. With respect to such options, this column reflects the number of shares subject to options that were exercisable and unvested as of December 31, 2025.

(3)
Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our Common Stock on December 31, 2025, which was $4.12.
(4)
Represents an option that vested as to 25% of the underlying shares on the first anniversary of the applicable vesting start date and vested or vests with respect to 1/48th of the shares in substantially equal monthly installments over the following 36 months, subject to the NEO’s continued service through each such vesting date.
(5)
Represents RSUs which vest (i) with respect to RSUs granted prior to 2025, in substantially equal annual installments on each of the first four anniversaries of the applicable vesting start date and (ii) with respect to RSUs granted in 2025, as to 25% of the underlying shares on the first anniversary of the applicable vesting start date, as to the remaining 75% of the underlying shares in equal quarterly installments thereafter, in each case, subject to the applicable NEOs continued service with the Company through the applicable vesting date.
(6)
Represents performance-based RSUs that are eligible to vest based on achievement of applicable Adjusted EBITDA performance metrics following completion of each remaining performance period, subject to the NEOs continued service through such vesting date.
(7)
Represents performance-based RSUs that are eligible to vest based on achievement of applicable revenue performance metrics following completion of each remaining performance period, subject to the NEOs continued service through such vesting date.
(8)
Represents performance-based RSUs that are eligible to vest based on achievement of applicable TSR performance metrics following completion of each award's performance period, subject to the NEOs continued service through such vesting date.
(9)
Mr. Dhatt did not hold any outstanding equity awards as of December 31, 2025.

Option Exercises and Stock Vested in Fiscal 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Travis Hess	—	—	122,176	682,493
Daniel Lentz	—	—	76,064	485,002
Russell Klein	98,080	411,916	83,955	532,839
Brian Dhatt	306,692	1,281,348	67,990	435,658
Chuck Cassidy	—	—	19,372	115,648
Rob Walter	—	—	—	—

(1)
Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net of the exercise price.
(2)
Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

Potential Payments Upon Termination or Change in Control

Executive Employment Agreements and Side Letter Agreements

We are (or were, during their employment with us in 2025) party to employment offer letters with each of our NEOs all of which (as amended by the severance letters and equity acceleration letters, as applicable, entered into with each our NEOs other than Mr. Hess or Mr. Walter, or, with respect to Mr. Hess a letter agreement (described below), which amended his amended and restated offer letter) provide or provided (as applicable) for (i) certain severance protections upon a termination of the applicable NEO’s employment by us without “cause” or due to the NEO’s resignation for “good reason” (as each such term is defined in the respective employment offer letter) (each a “Qualifying Termination”), and (ii) certain equity acceleration benefits upon certain Qualifying Terminations. The severance payments and benefits to which our NEOs (other than Messrs. Klein and Dhatt, whose actual severance payments and benefits that became due in connection with their respective terminations of employment with us are described below under “—Mr. Klein’s Separation Agreement and General Release ,” and “Mr. Dhatt’s Separation Agreement and General Release ,” respectively) would become entitled in the event of a Qualifying Termination occurring during 2025 pursuant to the employment offer letters (as amended by the severance letters and equity acceleration letters, as applicable), are more fully described in the table below.

Benefits Provided Upon Qualifying Termination (outside Change In Control Protection Period(1))	Benefits Provided Upon Qualifying Termination (during Change In Control Protection Period(1))
An amount equal to 6 months’ base salary (or, with respect to Mr. Hess 12 months' base salary), payable over 3 months.	An amount equal to 12 months’ base salary, payable over 3 months;

An amount equal to 6 months of the Company’s share of healthcare benefit premiums (or, with respect to Mr. Hess, 12 months’ of the Company’s share of healthcare benefit premiums), payable over 3 months.

An amount equal to 12 months of the Company’s share of healthcare benefit premiums, payable over 3 months;
Unvested time-based equity awards accelerate in full.

(1)
For purposes of the salary severance and healthcare benefits provided under the offer letters or severance letters, the “Change of Control Protection Period” is the period commencing three months prior to, and ending eighteen months following, a change in control of the Company. For purposes of the equity acceleration provided under the offer letters or equity acceleration letters, the “Change of Control Protection Period” is (i) for Messrs. Hess and Klein, the period commencing three months prior to, and ending eighteen months following, a change in control of the Company and (ii) for Messrs. Lentz, Dhatt, Cassidy, and Walter the period commencing three months prior to, and ending twelve months following, a change in control of the Company.

All severance payments and benefits are subject to the NEO’s execution of a release of claims against us and continued compliance with certain restrictive covenants.

On March 5, 2025, we entered into a letter agreement (the “letter agreement”) with Mr. Hess, which amended his amended and restated offer letter with the Company. Pursuant to the letter agreement, the definition of a change in control termination was revised to mean the termination of his employment by the Company without cause or due to his resignation for good reason (each, a “qualifying termination), in either case, within three months before or eighteen months after the consummation of a change in control of the Company (a "change in control termination"). In addition, the letter agreement provides that in the event that Mr. Hess experiences a qualifying termination other than a change in control termination, Mr. Hess will be eligible to receive (in lieu of the severance payments described in his prior offer letter) an amount equal to twelve months of his then-current base salary and twelve months of the Company’s share of healthcare premiums, in each case, payable in installments over a three month period following his qualifying termination.

Performance-Based RSU Agreements

Certain Terminations of Service. If an NEO’s service is terminated by the Company or its affiliates without “cause” or by the NEO for “good reason” (each as defined in the applicable grant notice) (i) prior to the final vesting date for the performance period, and (ii) within three months prior to the consummation of a “change in control” of the Company (as defined in the 2020 Plan), then subject to the NEO’s execution of an effective release of claims, a pro-rated number of the PSUs will vest upon such change in control, determined by multiplying (A) with respect to Adjusted EBITDA PSUs and Revenue PSUs, (x) one-third of the total target number of Adjusted EBITDA PSUs or Revenue PSUs, as applicable, by (y) a fraction, the numerator of which is the number of days elapsed between the beginning of the applicable year of the performance period in which the change in control is consummated and the date of the NEO’s termination of service, and the denominator of which is 365 and (B) with respect to TSR PSUs, (x) the target number of TSR PSUs subject to the award, by (y) a fraction, the numerator of which is the number of days elapsed between the first day of the performance period and the date of the NEO’s termination of service and the denominator of which is 1,095.

Change in Control. With respect to the Adjusted EBITDA PSUs and Revenue PSUs, if a change in control of the Company is consummated, subject to the NEO’s continued service immediately prior to the change in control, then (i) if such change in control is consummated prior to the Adjusted EBITDA vesting date or revenue vesting date, as applicable, for the year of the performance period ending prior to the year in which the change in control is consummated, a number of Adjusted EBITDA PSUs or Revenue PSUs, as applicable, for such year will vest immediately prior to such change in control, determined by multiplying (x) one-third of the total target number of Adjusted EBITDA PSUs or Revenue PSUs, as applicable, by (y) the applicable “vesting percentage” (determined based on actual performance for the relevant year) and (ii) one-third of the total target number of Adjusted EBITDA PSUs or Revenue PSUs, as applicable (representing the Adjusted EBITDA PSUs or Revenue PSUs, as applicable, eligible to vest with respect to the year in which the change in control is consummated), will vest immediately prior to such change in control. With respect to the TSR PSUs, if a change in control is consummated, subject to the NEO’s continued service immediately prior to such change in control, a pro-rated number of TSR PSUs will vest immediately prior to such change in control, determined by multiplying (i) the target number of TSR PSUs subject to the award, by (ii) a fraction, the numerator of which is the number of days elapsed between the first day of the performance period and the date of the change in control and the denominator of which is 1,095.

Mr. Dhatt's Separation Agreement and General Release

Pursuant to his separation agreement, upon Mr. Dhatt’s departure from the Company in April 2025, and subject to his timely execution and non-revocation of the separation agreement, including the general release of claims contained therein, and compliance with the terms thereof, Mr. Dhatt became entitled to receive cash severance in the amount of $212,900 which was paid to him in three installments on June 12, 2025, July 12, 2025, and August 11, 2025. All unvested stock options and time- and performance-based RSU awards held by Mr. Dhatt were forfeited in connection with his termination.

Mr. Klein’s Separation Agreement and General Release

Pursuant to his separation agreement, upon Mr. Klein’s departure from the Company in November 2025, and subject to his timely execution and non-revocation of the separation agreement, including the general release of claims contained therein, and compliance with the terms thereof, Mr. Klein became entitled to receive cash severance in the amount of $215,800 which was paid to him in three installments on December 17, 2025, January 16, 2026, and February 15, 2026 plus an additional amount equal to $15,630 as a tax gross up on the portion of the severance relating to COBRA continuation. All unvested stock options and time- and performance-based RSU awards held by Mr. Klein were forfeited in connection with his termination.

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs (other than Messrs. Dhatt and Klein, who ceased employment with us in April 2025 and November 2025, respectively, and received the separation payments and benefits described above) upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2025. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees.

Name	Benefit (1)	Termination Without Cause or (as applicable) for Good Reason (no Change in Control) ($)	Change in Control (no Termination) ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)

Travis Hess	Cash	499,560	-	499,560
	Equity Acceleration	-	-	2,716,735
	Continued Healthcare	21,215	-	21,215
	Total	520,775	-	3,237,510
Daniel Lentz	Cash	212,625	-	425,250
	Equity Acceleration	-	-	1,311,600
	Continued Healthcare	16,012	-	32,024
	Total	228,637	-	1,768,874
Chuck Cassidy	Cash	169,000	-	338,000
	Equity Acceleration	-	-	417,079
	Continued Healthcare	5,151	-	10,303
	Total	174,151	-	765,382
Rob Walter	Cash	200,000	-	400,000
	Equity Acceleration	-	-	330,501
	Continued Healthcare	14,660	-	29,320
	Total	214,660	-	759,821

(1)
The value of equity acceleration was calculated by multiplying the number of accelerated shares of Common Stock underlying the applicable equity award by $4.12, the closing price of our Common Stock on December 31, 2025 and, (x) with respect to equity awards in the form of stock options, subtracting the exercise price thereof and (y) with respect to performance-vesting awards, assuming that performance conditions continuing to affect the vesting of awards are satisfied at target as of the date of the applicable triggering event.

2025 Director Compensation

The following table provides compensation information for fiscal year 2025 for each non-employee member of our Board. Our investor-affiliated Board members, Messrs. Bohn and Richards, did not receive compensation for Board or Committee service. Mr. Bohn retired from the Board effective July 1, 2025.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Donald E. Clarke	—		235,011	(4)	—		—	—	—	235,011
Sally Gilligan	—		222,226	(5)	—		—	—	—	222,226
Satish Malhotra	—		221,350	(6)	—		—	—	—	221,350
Anil Kamath	—		355,992	(7)	—		—	—	—	355,992
Ellen Siminoff	200,000	(8)	—		678,492	(8)	—	—	—	878,492

(1)
Each non-employee director elected to receive his or her Board and Committee retainers in the form of RSU awards in lieu of cash.
(2)
Board and Committee retainers were earned quarterly and paid in the form of RSU awards on June 5, 2025, August 14, 2025, November 21, 2025, and February 25, 2026 (in respect of retainers earned during the first, second, third and fourth quarters of 2025, respectively). To determine the number of RSUs granted in lieu of any quarterly cash retainers, we divided the aggregate retainer earned for the applicable quarter by the average closing price per share of our Common Stock over the thirty consecutive trading days ending on the last business day prior to the applicable RSU grant date.

Amounts reported in this column reflect the full grant-date fair value of the RSU awards granted during 2025 granted in lieu of Board and Committee retainers earned during 2025, in each case, computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all RSU awards granted in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. For additional information regarding the RSU awards granted in lieu of Board and Committee retainers, please see Notes (4), (5), (6), and (7).

(3)
Amounts reported in this column reflect the full grant-date fair value of the option awards granted during 2025 granted in lieu of Board retainers earned during 2025, in each case, computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock option awards granted in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. For additional information regarding the stock option award granted in lieu of Board retainers, please see Note (8) below.
(4)
Represents the sum of (i) $59,206, which is the sum of the grant-date fair value of the RSUs granted in lieu of Board and Committee retainers earned during 2025 and (ii) $175,805, which is the grant-date fair value of the annual RSU grant made to Mr. Clarke on June 5, 2025. The annual RSU grant vests in full on the 1-year anniversary of the applicable grant date, subject to Mr. Clarke’s continued service through such date.
(5)
Represents the sum of (i) $46,421 which is the sum of the grant-date fair value of the RSUs granted in lieu of Board and Committee retainers earned during 2025 and (ii) $175,805, which is the grant-date fair value of the annual RSU grant made to Ms. Gilligan on June 5, 2025. The annual RSU grant vests in full on the 1-year anniversary of the applicable grant date, subject to Ms. Gilligan’s continued service through such date.
(6)
Represents the sum of (i) $22,076, which is the sum of the grant-date fair value of the RSUs granted in lieu of Board and Committee retainers earned during 2025 and (ii) $333,917, which is the grant-date fair value of the initial RSU grant made to Dr. Kamath on August 14, 2025. The initial RSU grant vests as to one-third on each of the first three anniversaries of the applicable grant date, subject to Dr. Kamath’s continued service through the applicable vesting date.
(7)
Represents the sum of (i) $45,544, which is the sum of the grant-date fair value of the RSUs granted in lieu of Board and Committee retainers earned during 2025 and (ii) $175,805, which is the grant-date fair value of the annual RSU grant made to Mr. Malhotra on June 5, 2025. The annual RSU grant vests in full on the 1-year anniversary of the applicable grant date, subject to Mr. Malhotra’s continued service through such date.
(8)
Represents an option to purchase 247,963 shares of our Common Stock, granted in connection with Ms. Siminoff’s continued service as Executive Chair, pursuant to her extended offer letter, which vested or vests as to 1/12th of the shares subject thereto on each monthly anniversary of October 1, 2025, subject to Ms. Siminoff’s continuous service through the applicable vesting date.

The table below shows the aggregate numbers of shares underlying option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2025 by each non-employee director and Ms. Siminoff, our Executive Chair. Neither Messrs. Bohn nor Richards hold Company option or stock awards.

Name	Option Awards Outstanding at 2025 Fiscal Year End	Unvested Stock Awards Outstanding at 2025 Fiscal Year End

Donald E. Clarke	-	34,337
Sally Gilligan	-	34,337
Satish Malhotra	-	34,337
Anil Kamath	-	73,550
Ellen Siminoff	437,963	-

Non-Employee Director Compensation Program

We maintain a compensation program for our non-employee non-investor-affiliated directors under which each non-employee non-investor-affiliated director receives the following amounts for their service on the Board:

•
an annual cash retainer of $35,000;
•
an additional annual cash retainer of $10,000 for the Chairperson of the Board (who is currently ineligible to receive this payment due to his service as our Chief Executive Officer) and $20,000 for the Lead Independent Director;
•
an annual cash retainer of $20,000 for the Chair of the Audit Committee, $15,000 for the Chair of the Compensation Committee, and $8,000 for the Chair of the Nominating and Corporate Governance Committee;
•
an annual cash retainer of $10,000 for each member of the Audit Committee, $7,500 for each member of the Compensation Committee, and $4,000 for each member of the Nominating and Corporate Governance Committee;
•
an initial equity award upon the director’s commencement of service with us with an approximate value of $362,600 in the form of RSUs, one-third of which vest on the first anniversary of the applicable vesting commencement date and annually thereafter for a total vesting period of three years, subject to the director’s continuous service with us through the applicable vesting date; and
•
an annual equity award each year following the director’s initial equity award with an approximate value of $181,300 in the form of RSUs, which vest in full on the one-year anniversary of the applicable vesting commencement date, subject to the director’s continuous service with us through the applicable vesting date.

Effective May 19, 2025, the initial equity award value was revised to be twice the value of initial equity awards granted to newly appointed directors in prior years and is subject to a three-year vesting schedule. Previously, the initial equity award matched the annual equity award in both value and vesting terms.

Director fees under the program are payable in arrears in four equal quarterly installments, provided that the amount of each payment is prorated for any portion of a quarter that a director is not serving on our Board. In 2025, all eligible directors elected to receive their annual cash retainers in the form of RSUs; accordingly, all 2025 director compensation was paid in the form of RSU awards in lieu of cash.

Employment Offer Letter with Ms. Siminoff

Effective October 1, 2024, we entered into an employment offer letter with Ms. Siminoff, pursuant to which Ms. Siminoff serves as our Executive Chair. The offer letter provides for at-will employment, an initial a base salary of $200,000 per year (to be paid in a lump sum) and an initial stock option award. In connection with Ms. Siminoff’s entrance into her employment offer letter, she also entered into our standard Proprietary Information and Inventions Agreement which contains confidentiality and non-disclosure restrictions, non-competition and non-solicitation restrictions, and covenants regarding ownership of intellectual property. Pursuant to the offer letter, in the event that Ms. Siminoff’s employment with the Company is terminated by the Company without “cause” or due to Ms. Siminoff’s resignation for “good reason,” in either case, within three months before or twelve months after the consummation of a change in control of the Company, then, subject to Mr. Siminoff’s execution of a general release of claims in favor of the Company, Ms. Siminoff’s then-outstanding equity awards covering Company Common Stock vest in full (to the extent then-unvested). In fiscal year 2025, the Company renewed the employment offer letter as outlined above with Ms. Siminoff on the same terms and conditions as described above (including approving an annual base salary of $200,000 and the grant to Ms. Siminoff of a one-time option to purchase 247,963 shares of our Common Stock).

* * * * *

Compensation Risk Assessment

Following our annual practice of reviewing and setting compensation for all employees, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Although we periodically review all compensation programs, the Compensation Committee focuses on risk taking with respect to the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this ongoing review, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Travis Hess, our Chief Executive Officer (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

For 2025, the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $127,973. The total compensation of Mr. Hess for 2025 was $3,425,945. Based on this information, for 2025, the total compensation of our CEO was approximately 27 times the median of the total compensation of all of our employees (other than the CEO). We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The Company used our employee population data as of December 31, 2025 as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 1,076 individuals. To identify the median employee from our employee population, we used target cash compensation, which was defined as annualized base salary/hourly wages plus any target bonuses or commissions. In identifying the median employee, we assumed standard working hours for hourly employees and converted all non-US employee compensation to USD using the currency exchange rate as of December 31, 2025.

With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, in accordance with SEC rules, we elected to use the annualized annual total compensation of our CEO who was serving as our PEO on December 31, 2025.

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the following table sets forth information regarding compensation for our Chief Executive Officer (referred to in this discussion as our principal executive officer (or “PEO”) and our NEOs other than our PEO (our “Non-PEO NEOs”) and Company performance for the fiscal years listed below.

	Summary Compensation Table Total	Summary Compensation Table Total	Compensation Actually Paid	Compensation Actually Paid	Average Summary Compensation Table Total	Average Compensation Actually Paid	Value of Initial Fixed $100 Investment based on:4
Year	for PEO 1 (Bellm)[1] ($)	for PEO 2 (Hess)¹ ($)	to PEO 1 (Bellm)¹˒²˒³ ($)	to PEO 2 (Hess) ¹˒²˒³ ($)	for Non- PEO NEOs¹ ($)	to Non-PEO NEOs¹˒²˒³ ($)	TSR ($)	Peer Group TSR($)	Net Income ($ Millions)	Revenue ($ Millions)⁵
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)

2025		3,425,945		1,100,100	1,203,814	414,136	6.42	258.44	(19)	342
2024	2,798,203	4,167,354	467,999	3,470,219	1,089,198	272,842	8.47	234.25	(27)	333
2023	4,658,863		4,542,772		2,077,737	1,624,413	13.46	171.79	(65)	309
2022	7,270,118		(7,575,979)		2,487,512	(1,565,981)	12.09	103.19	(140)	279
2021	7,387,604		(9,728,745)		2,739,562	(824,148)	48.94	160.67	(77)	220

(1)
Brent Bellm was our PEO for 2020 through October 1, 2024 and Travis Hess was our PEO for October 1, 2024 through December 31, 2025. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Robert Alvarez	Robert Alvarez	Robert Alvarez	Daniel Lentz	Daniel Lentz
Russell Klein	Russell Klein	Daniel Lentz	Russell Klein	Russell Klein
Brian Dhatt	Brian Dhatt	Russell Klein	Brian Dhatt	Brian Dhatt
Robert Kaloustian	Lisa Eggerton	Brian Dhatt	Chuck Cassidy	Chuck Cassidy
		Marc Ostryniec	Lisa Eggerton	Rob Walter
		Steven Chung	Ben Sumrall

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the PEO or Non-PEO NEOs. These amounts reflect the total compensation reported in the Summary Compensation Table for the applicable year, with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718 based on the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s). For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the applicable fiscal year. Amounts in the Exclusion of Stock Awards and Option Awards column of the tables below are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

	PEO 1 (Hess)	Average for Non-PEO NEOs
Summary Compensation Total	$3,425,945	$1,203,814
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	—	—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(2,682,273)	(723,764)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,221,592	277,245
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(763,762)	(171,786)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	-
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(101,402)	(11,841)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(159,532)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—
Compensation Actually Paid	$1,100,100	$414,136

(1)
Represents the cumulative total shareholder return (“Peer Group TSR”) of the NASDAQ Computer Index, which we also utilize in the stock performance graph required by Item 201(e)(ii) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes an initial fixed $100 investment for the period starting at the close of trading on December 31, 2020, through the end of the listed year in the Company and in the NASDAQ Computer Index, respectively, assuming that all dividends (if any) were reinvested.
(2)
Revenue is a GAAP measure.

Narrative Disclosure to Pay Versus Performance Table

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the five most recently completed fiscal years for the Company and the NASDAQ Computer Index. TSR values begin with and are indexed to close of trading on December 31, 2020.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our revenue during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2025 to Company performance. The measures below are not ranked in order of importance.

•
Adjusted EBITDA
•
Annual revenue run-rate growth
•
Total shareholder return

For additional details regarding our most important financial performance measures, please see the sections titled “2025 Compensation Highlights” and “Cash Incentive Compensation” in our Compensation Discussion and Analysis (CD&A) elsewhere in this Proxy Statement.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing compensation plans.

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders(1)	9,395,475	(2)	$7.37	(3)	13,859,083	(4)
Equity compensation plans not approved by security holders(5)	-		—		—
Totals	9,395,475		$7.37		13,859,083

(1)
Consists of the Commerce.com, Inc. Amended and Restated 2013 Stock Plan (the “2013 Plan”), the 2020 Plan, and the Commerce.com, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”).
(2)
Represents the number of underlying shares issuable under outstanding options and RSUs under the 2013 and 2020 Plans. As of December 31, 2025, there were (i) no shares attributable to outstanding RSUs and 1,069,149 shares attributable to outstanding options under the 2013 Plan and (ii) 6,329,000 shares attributable to outstanding RSUs (including both time- and performance-based RSUs) and 1,997,326 shares attributable to outstanding options under the 2020 Plan.
(3)
Represents weighted average exercise price of options outstanding under the 2013 Plan and the 2020 Plan. RSUs do not have an exercise price and are not included in this calculation. The weighted average exercise price is also determined without considering outstanding rights under the ESPP.
(4)
Represents the total number of shares available for future issuance under our equity compensation plans as of December 31, 2025, which is comprised of shares under the 2020 Plan, and 1,936,943 shares under the ESPP (of which zero were purchased for the offering period that included December 31, 2025). As of December 31, 2025, there were no shares available for issuance under the 2021 Inducement Plan. The number of shares available for issuance under our 2020 Plan increases on the first day of each calendar year of the Company beginning January 1, 2021 and ending on and including January 1, 2031, in an amount equal to the lesser of (i) 5% of the aggregate number of outstanding shares of our Common Stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our Board. The number of shares available for issuance under our ESPP increases automatically on January 1 of each calendar year of the Company beginning in 2021 and ending on and including 2031, in an amount equal to the lesser of (i) 1% of the aggregate number of outstanding shares of our Common Stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our Board. Although our ESPP includes an annual automatic increase of the number of shares available under the ESPP, since adoption of the plan in 2020, the Board has determined that no additional shares would be added to the share reserve under the ESPP.
(5)
Consists of the Commerce.com, Inc. 2021 Inducement Plan (the “2021 Inducement Plan”).

Description of 2021 Inducement Award Plan

On July 23, 2021, the Company’s Board of Directors adopted the 2021 Inducement Plan. The 2021 Inducement Plan is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nasdaq Listing Rule 5635(c)(4). The 2021 Inducement Plan was adopted in connection with the Company’s acquisition of Feedonomics, LLC (“FDX”) in July 2021, and has been used exclusively to issue RSU awards to certain individuals formerly employed by FDX as an inducement material to such individuals’ commencement of employment with the Company and its subsidiaries. The material terms of the 2021 Inducement Plan are described below.

Administration. The Compensation Committee administers the 2021 Inducement Plan, and has the discretion to interpret and make determinations regarding the Inducement Plan and any awards granted thereunder.

Share Reserve. An aggregate of 195,339 shares of the Company’s Common Stock were initially reserved for issuance under the 2021 Inducement Plan. Only shares of Common Stock that are actually issued pursuant to awards issued under the 2021 Inducement Plan will reduce the shares available for issuance thereunder. Shares used to satisfy any applicable withholding taxes with respect to an award will not again be available for issuance under the 2021 Inducement Plan.

Terms of Awards. The Company may only grant RSU awards under the 2021 Inducement Plan. Such RSU awards may be subject to vesting conditions based on the satisfaction of service requirements, conditions, restrictions or performance criteria, as determined by the Compensation Committee and set forth in an award agreement. Shares of Common Stock underlying the RSU awards will generally be issued immediately upon vesting of the RSU awards or on a future date that complies with Section 409A of the Code, as determined by the Compensation Committee and set forth in an award agreement. Except as provided in an award agreement, in the event of a participant’s termination of service for any reason, all outstanding RSU awards will be immediately forfeited.

A participant will not have voting rights with respect to the shares of Common Stock underlying an RSU award until the award vests and the underlying shares are issued to the participant. Generally, RSU awards granted under the 2021 Inducement Plan are not transferable except by will or the laws of descent and distribution.

The Company may grant tandem dividend equivalent rights on RSU awards, which entitle participants to payments equal to the cash dividends declared on the shares of Common Stock underlying the RSU awards during the period commencing on the grant date of the RSU award and ending on the date on which such RSU award is settled or forfeited. Such dividend equivalent rights will be paid in the form of cash or additional RSUs that are subject to the same terms and conditions as the RSU awards to which they correspond, as determined by the Compensation Committee.

Adjustments; Change in Control. In the event of certain changes in the Common Stock effected without the receipt of consideration by the Company, including through a merger, consolidation, reorganization, stock dividend or certain other changes in the Company’s capital structure, or the payment of a stock dividend or distribution (other than regular, periodic cash dividends) that has a material impact on the value of the Common Stock, proportionate adjustments will be made to the number and kind of shares reserved for issuance under the 2021 Inducement Plan and/or subject to outstanding RSU awards in order to prevent dilution or enlargement of participants’ rights under the 2021 Inducement Plan. In the event of a “change in control” of the Company (as defined in the 2021 Inducement Plan), the Compensation Committee may provide for the RSU awards to (i) accelerate in whole or in part, (ii) be assumed or continued by the acquirer or a parent thereof, or (iii) be canceled in exchange for payment of cash, stock, or other property with a fair market value equal to the consideration to be paid per share of Common Stock in the change in control transaction.

Amendment and Termination. The Board of Directors of the Company may amend or terminate the 2021 Inducement Plan at any time.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to beneficial ownership of our Common Stock as of March 19, 2026 for (i) each director and director nominee, (ii) each holder of 5.0% or greater of our Common Stock, (iii) our Named Executive Officers, and (iv) all executive officers, directors, and director nominees as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options that are exercisable within 60 days following March 19, 2026 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 82,316,230 shares of Common Stock outstanding as of March 19, 2026. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Class
Named Executive Officers , Directors, and Director Nominees:
Travis Hess	219,880	*
Donald E. Clarke(2)	280,509	*
Sally Gilligan	118,881	*
Anil Kamath	79,457	*
Satish Malhotra	117,936	*
Jeff Richards(4)	149,721	*
Ellen F. Siminoff(5)	765,964	*
Lawrence Bohn(3)	58,675	*
Daniel Lentz(6)	345,800	*
Chuck Cassidy(10)	94,778	*
Hubert Ban(7)	49,099	*
Russell Klein(8)	256,658	*
Brian Dhatt(9)	404,638	*
Rob Walter (11)	14,472	*

All Executives Officers, Directors, and Director Nominees as a Group (10 persons)	2,222,025	2.70%

Five Percent Stockholders:
Lynrock Lake LP(12) Lynrock Lake Partners LLC Cynthia Paul	9,266,666	11.26%
The Vanguard Group(13)	7,769,602	9.44%
Wadih Machaalani(14)	4,959,675	6.03%
Barclays PLC (15)	4,780,762	5.81%
BlackRock, Inc.(16)	4,702,069	5.72%

* Means less than 1%.

(1)
The addresses of all the officers and directors listed are in the care of Commerce.com, Inc., 11920 Alterra Parkway, D11 / Suite 100, 8th Floor, Austin, Texas 78758

(2)
Includes 77,820 shares indirectly held by his spouse and 68,090 shares indirectly held by Donald E. Clarke Irrevocable Trust.
(3)
Includes 53,781 shares indirectly held through the 2021 Bohn GRAT. Beneficial ownership of the reported securities is disclaimed. Reflects shares owned as of July 1, 2025, the date of Mr. Bohn's separation from the Board.
(4)
Includes 144,430 shares indirectly held as managing director of GGV Capital V L.L.C., which is the general partner of GGV Capital V L.P., and 5,291 shares indirectly held as managing director of GGV Capital V L.L.C., which is the general partner of GGV Capital V Entrepreneurs Fund L.P. Beneficial ownership of the reported securities is disclaimed, except to the extent of his pecuniary interest in such securities.
(5)
Includes 353,333 shares indirectly held by The D & E Living Trust.
(6)
Includes 193,423 shares subject to options exercisable within 60 days of the record date.
(7)
Includes 26,819 shares subject to options exercisable within 60 days of the record date.
(8)
Reflects shares beneficially owned as of November 1, 2025, the date of Mr. Klein’s departure from the Company.
(9)
Reflects shares beneficially owned as of April 30, 2025, the date of Mr. Dhatt’s departure from the Company.
(10)
Includes 37,205 shares subject to options exercisable within 60 days of the record date.
(11)
Reflects shares beneficially owned as of March 2, 2026, the date of Mr. Walter’s departure from the Company.
(12)
Pursuant to a Schedule 13G filed on February 17, 2026, Lynrock Lake LP, Lynrock Lake Partners LLC, and Cynthia Paul have sole dispositive power and sole voting power with respect to 9,266,666 shares of our Common Stock. The principal business address for Lynrock Lake LP, Lynrock Lake Partners LLC, and Cynthia Paul is 2 International Drive, Suite 130, Rye Brook, NY 10573.
(13)
Pursuant to a Schedule 13G filed on January 31, 2025, The Vanguard Group has sole dispositive power with respect to 7,581,944 shares of our Common Stock, shared dispositive power with respect to 187,658 shares of our Common Stock and shared voting power with respect to 128,644 shares of our Common Stock. These shares are deemed to be beneficially owned by The Vanguard Group whereby it acts as investment adviser to clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our Common Stock. The principal business address for The Vanguard Group is 100 Vanguard Blvd V 26, Malvern, Pennsylvania 19355.
(14)
Pursuant to a Schedule 13G filed on February 12, 2021, Wadih Machaalani has sole dispositive power with respect to 4,959,675 shares of our Common Stock and sole voting power with respect to 4,959,675 shares of our Common Stock. The principal business address for Mr. Machaalani is 50 Riverview Road, Earlwood NSW 2206, Australia.
(15)
Pursuant to a Schedule 13G filed on February 11, 2026, Barclays Bank PLC has sole dispositive power and sole voting power with respect to 4,780,762 shares of our Common Stock. The principal business address for Barclays Bank PLC is 1 Churchill Place, Canary Wharf, London E14 5HP.
(16)
Pursuant to a Schedule 13G filed on October 17, 2025, BlackRock, Inc. has sole dispositive power with respect to 4,702,069 shares of our Common Stock and sole voting power with respect to 4,628,604 shares of our Common Stock. The principal business address for BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.

Certain Relationships and Related Party Transactions

Since January 1, 2025, there has not been, nor is there any proposed transaction in which we were or will be a party or in which we were or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements and other agreements and transactions which are described in “Compensation Discussion and Analysis” section and the transactions described below.

1.
Indemnification agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

2.
Policies and procedures for related party transactions

We have adopted a related-party transaction policy setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, “related persons” includes our executive officers, directors and director nominees or their immediate family members, or stockholders owning five percent or more of our outstanding Common Stock and their immediate family members.

The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related-party transactions may only be consummated if our Audit Committee has approved or ratified such transactions in accordance with the guidelines set forth in the policy. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

Stockholder Proposals

1.
Requirements for Proposals to be Considered for Inclusion in Proxy Materials

Pursuant to Rule 14a-8 under the Exchange Act and our Second Amended and Restated Bylaws (our “Bylaws”), stockholder proposals that are intended to be presented at our 2027 annual meeting of stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than December 2, 2026, the date 120 calendar days before the first anniversary of the date of this Proxy Statement and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2027 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2027 annual meeting of stockholders. Stockholder proposals must be in writing and should be addressed to our Secretary, at our principal executive offices at 11920 Alterra Parkway, D11 / Suite 100, 8th Floor, Austin, TX 78758.

2.
Requirements for Proposals Not Intended for Inclusion in Proxy Materials; Director Nominations

Our Bylaws contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals not intended for inclusion in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal outside of Rule 14a-8 or a nomination for director that you intend to present at our 2027 annual meeting of stockholders is not later than the close of business on the 90th day (February 13, 2027), nor earlier than the 120th day (January 14, 2027) prior to the anniversary date of the immediately preceding annual meeting; provided, however, that if the 2027 annual meeting of stockholders is advanced or delayed (other than as a result of adjournment) by more than 30 days from the first anniversary of this year’s annual meeting, nominations and proposals must be received no later than the later of the 90th day prior to the date of the 2027 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made.

If a stockholder’s written notice is not received between the dates specified above and does not satisfy these additional informational requirements set forth in our Bylaws, the notice will not be considered properly submitted and will not be acted upon at the 2026 annual meeting of stockholders. Stockholder proposals must be in writing and should be addressed to our Secretary, at our principal executive offices at 11920 Alterra Parkway, D11 / Suite 100, 8th Floor, Austin, TX 78758.

3.
Solicitation of Proxies for 2027 Annual Meeting of Stockholders

We intend to file a proxy statement and proxy card with the SEC in connection with our solicitation of proxies for our 2026 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: http://www.sec.gov.

Any notice of director nomination submitted to the Company other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.

Stockholders Sharing the Same Last Name and Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Secretary, 11920 Alterra Parkway, D11 / Suite 100, 8th Floor, Austin, TX 78758, or call our Investor Relations at 607-351-7812, and we will promptly send you what you have requested. You can also contact our Secretary or Investor Relations if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

Other Matters

We do not know of any business, other than as described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.

Available Information

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this Proxy Statement, is not considered proxy solicitation material and is not incorporated by reference herein.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SEC ON MARCH 2, 2026, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO MR. CHUCK CASSIDY, SECRETARY, COMMERCE.COM, INC., 11920 ALTERRA PARKWAY, D11 / SUITE 100, 8TH FLOOR, D11, AUSTIN, TEXAS 78758. THE SHARE OWNERSHIP OF THE STOCKHOLDER SUBMITTING THE STOCKHOLDER PROPOSAL MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE.

Appendix A

Use of Non-GAAP Financial Measures

We have provided in this Proxy Statement certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenues and deferred revenues and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our clients.

Adjusted EBITDA

We define Adjusted EBITDA as our GAAP net loss, excluding the impact of stock-based compensation expense and associated payroll tax costs, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, depreciation, amortization of acquisition-related intangible assets, interest income, interest expense, restructuring charges, other non-operating income and expense and our provision or benefit for income taxes. The most directly comparable GAAP measure is net loss.

Reconciliation of net loss to Adjusted EBITDA:

	Year ended December 31,
(in thousands)	2025	2024
Revenue	$342,349	$332,927
Net loss	$(19,342)	$(27,030)
Plus: stock-based compensation expense and associated payroll tax costs	24,039	36,399
Acquisition related costs	444	1,334
Restructuring charges	11,043	13,677
Depreciation	3,933	4,075
Amortization of intangible assets	8,475	9,736
Gain on convertible note extinguishment	(3,931)	(12,110)
Interest income	(4,818)	(10,568)
Interest expense	10,027	6,051
Other expenses	681	958
Provision (benefit) for income taxes	1,166	1,015
Adjusted EBITDA	$31,717	$23,537
Adjusted EBITDA margin as a percentage of revenue	9.3%	7.1%

SCAN TO VIEW MATERIALS & VOTE BIGCOMMERCE HOLDINGS, INC. 11305 FOUR POINTS DRIVE BUILDING 2, SUITE 100 AUSTIN, TX 78726 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 14, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BIGC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 14, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01) Sally Gilligan 02) Satish Malhotra The Board of Directors recommends you vote FOR Proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025. 3. Non-binding advisory vote to approve the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000665287_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com BIGCOMMERCE HOLDINGS, INC. Annual Meeting of Shareholders May 15, 2025 8:00 AM Central Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Travis Hess, Chief Executive Officer, and Chuck Cassidy, General Counsel and Secretary, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIGCOMMERCE HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM Central Time on May 15, 2025, virtually at www.virtualshareholdermeeting.com/BIGC2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000665287_2 R1.0.0.2